Exhibit 4.4

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. Double asterisks denote omissions. AWARD/CONTRACT 1. THIS CONTRACT IS A RATED ORDER. UNDER DPAS (15 CFR 700) RATING PAGE OF PAGES 1 I 4 6 2. CONTRACT (Proc. Inst. Ident.) NO. HHSO100201500028C 3. EFFECTIVE DATE See Block 20C 4. REQUISITION/PURCHASE REQUEST/PROJECT NO. OS164565 5. ISSUED BY CODE ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 202016 ASPR—BARDA 6. ADMINISTERED BY (If other than Item 5) CODE See Block 5 ASPR—BARDA    7. NAME AND ADDRESS OF CONTRACTOR (No., Street, City, Country, State end ZIP Code) AVITA MEDICAL AMERICAS, LLC 1476585 9221 CORBIN AVE STE 220 NORTHRIDGE CA 91324 8. DELIVERY     â–¡ FOB ORIGIN ☒ In OTHER (See below)9 9. DISCOUNT FOR PROMPT PAYMENT 10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM CODE 1476585 FACILITY CODE    11. SHIP TO/MARK FOR CODE HHS/OS/ASPR 200 C ST SW WASHINGTON DC 20201 HHS/OS/ASPR    12. PAYMENT WILL BE MADE BY CODE PSC Program Support Center 5600 Fishers Lane Room 17--21 Rockville MD 20852 PSC    13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: â–¡ 10 U.S.C. 2304 (c) ( ) â–¡ 41 U.S.C. 253(c) ( ) 14. ACCOUNTING AND APPROPRIATION DATA 2015.1990002.26201 15A. ITEM NO 15B. SUPPLIES/SERVICES 15C. QUANTITY 15D. UNIT 15E. UNIT PRICE 15F. AMOUNT Continued    15G. TOTAL AMOUNT OF CONTRACT $16,901,424.00 16. TABLE OF CONTENTS (x) SEC Description Page(s) (x) SEC Description Page(s) PART I—THE SCHEDULE PART II—CONTRACT CLAUSES X A SOLICITATION/CONTRACT FORM . 01 X I CONTRACT CLAUSES 39 X B SUPPLIES OR SERVICES AND PRICES/COSTS 03 PART Ill -LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH. X C DESCRIPTION/SPECS./WORK STATEMENT 10 X J LIST OF ATTACHMENTS 46 X O PACKAGING AND MARKING 11 PART IV—REPRESENTATIONS AND INSTRUCTIONS X E INSPECTION AND ACCEPTANCE 12 K LIST OF ATTACHMENTS X F DELIVERIES OR PERFORMANCE 13    X G CONTRACT ADMINISTRATION DATA 23 L INSTRS., CONDS., AND NOTICES TO OFFERORS X H SPECIAL CONTRACT REQUIREMENTS 27 M EVALUATION FACTORS FOR AWARD CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18. (SEALED-BID PROCUREMENT} AS APPLICABLE 17. ☒CONTRACTOR’S AGREEMENT (Contractor is required to sign this document and return 2 copies to issuing office. Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents. (a) this award/contract, (b) the solicitation, if any, and (c) such problems, representations, certifications, and specifications as are attached or incorporated by reference herein. (Attachments are listed herein) 18. â–¡ SEALED-BID AWARD (Contractor is not required to sign this document.) Your bid on Solicitation Number                 including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the Items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents. (a) the Government’s solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 10 should be checked only when awarding a sealed-bid contract.) 19A NAME AND TITLE OF SIGNE (Type or print) Timothy Rooney CFO/COO 20A. NAME OF CONTRACTING OFFICER Brooke Bernold 19B. NAME OF CONTRACTOR BY /s/ Timothy Rooney (Signature of person authorized to sign) 19C. DATE SIGNED 29 Sep 2015 20B. UNITED STATES OF AMERICA BY /s/ Brooke Bernold (Signature of the Contracting Officer) 20C. DATE SIGNED 29 Sept 2015 AUTHORIZED FOR REPRODUCTION Previous edition is NOT usable

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1. CONTRACT ID CODE N/A PAGE OF PAGES 1 3 2. AMENDMENT/MODIFICATION NO. Modification 01 3. EFFECTIVE DATE See Block 16C 4. REQUISITION/PURCHASE REQ. NO. N/A 5. PROJECT NO. (If applicable)    N/A 6. ISSUED BY CODE None 7. ADMINISTERED BY (If other then item 6) CODE N/A DCHHS/ASPR/AMCG 200 C Street, S.W. Washington, DC 20024    See Block 6 8. NAME AND ADDRESS OF CONTRACTOR (No., street. county. State and ZIP Code) (x) 9A. AMENDMENT OF SOLICITATION NO. AVITA MEDICAL AMERICAS, LLC 1476585 9221 CORBIN AVE STE 220 NORTHRIDGE, CA 91324    9B. DATED (SEE ITEM 11) X 10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201500028C    10B. DATED (SEE ITEM 13) 09/29/2015 CODE N/A FACILITY CODE                N/A    11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS â–¡ The above numbered solicitation is amended as set forth in Item 14. The hour and dale specified for receipt of Offers â–¡ is extended.    â–¡ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified M the solicitation or as amended by one of the following methods: (a) By completing Items B and 15, and returning copies of the amendment (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate teller or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER If try virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and Is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) N/A CAN# N/A 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. X B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation dale, etc.) SET FORTH IN ITEM 14. PURSUANT TO THE AUTHORITY OF FAR43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor â–¡ is not. ☒ is required to sign this document and return 2 copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) PURPOSE: To add option CLINs 003, 004, and 0005A into PRISM as an administrative modification. Funds Obligated Prior to this Modification: $16,901,424 Funds Obligated with mod #04: $0                 Total Funds Obligated to Date: $16,901,424 PSC Code: 6505 Expiration date:    September 28, 2020 (Unchanged) Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged arid in lull farce and affect. 15A. NAME AND TITLE OF SIGNER (Type or print) Timothy Rooney, CFO/COO 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Brooke Bernold

15B. CONTRACTOR/OFFEROR (Signature of person authorized to sign)	15C. DATE SIGNED 5 Oct 2015	16B. UNITED STATES OF AMERICA (Signature of Contracting Officer)	16C. DATE SIGNED 10/7/15

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201500028C	PAGE OF
		2	46

NAME OF OFFEROR OR CONTRACTOR AVITA MEDICAL AMERICAS, LLC 1476585

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

Tax ID Number: 20-2578762

DUNS Number: 026723570

Autograft-Sparing Products for Definitive Care of

Burn Injuries

Appr. Yr.: 2015 CAN: 1990002 Object Class: 26201

FOB: Destination

Period of Performance: [**]/2015 to [**]/2020

1	ASPR-15-08829 — CLIN 0001 Advanced Development Studies for Licensure Approval of ReCell POP: [**]/2015 – [**]/2020 Obligated Amount: [**]				[	**]

2	ASPR-15-08829 — CLIN 0002 Initial Purchase, Storage, and Delivery of ReCell Devices POP: [**]/2015 – [**]/2020 Obligated Amount: [**]				[	**]

AUTHORIZED FOR REPRODUCTION (4-86)	OPTIONAL FORM 336
Sponsored by GSA FAR (48 CFR) 53. 110

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201500028C	PAGE OF
		2	2

NAME OF OFFEROR OR CONTRACTOR AVITA MEDICAL AMERICAS, LLC 1476585

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Add Item 3 as follows:

3	CLIN 0003 Phase IV post marketing Commitments/Requirements Amount: [**] (Option Line Item)				0.00

	Add Item 4 as follows:

4	CLIN 0004 Pediatric Study Amount: [**] (Option Line Item)				0.00

	Add Item 5 as follows:

5	CLIN 0005A Additional Surge Capacity Less Than [**] Units Amount: [**] (Option Line Item)				0.00

	Add Item 6 as follows:

6	CLIN 0005A Additional Surge Capacity [**] Units Amount: [**] (Option Line Item)				0.00

	Add Item 7 as follows:

7	CLIN 0005A Additional Surge Capacity [**] Units Amount: [**] (Option Line Item)				0.00

	Add Item 8 as follows:

8	CLIN 0005A Additional Surge Capacity [**] Units Amount: [**] (Option Line Item)				0.00

AUTHORIZED FOR REPRODUCTION (4-86)	OPTIONAL FORM 336
Sponsored by GSA FAR (48 CFR) 53. 110

PART I – THE SCHEDULE

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1.	BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

Avita Medical is developing ReCell, a unique technology that enables clinicians to use a small sample of your skin to restore healthy, normal skin when treating partial thickness or full thickness burns. The product has the potential to greatly improve the patient’s quality of life while reducing hospital stays and the need for reconstructive surgery. This product could find utility in day-to-day care, while simultaneously improving our capability to respond to mass casualty incidents.

Under the base period-of-performance, Avita Medical will further enhance their product to improve its commercial viability through the FDA approval process and potentially complete an initial purchase, storage, and delivery of product. The contract options may be exercised to perform follow-on studies as directed by the FDA, perform additional studies which further extend the ability to protect children and the elderly population, and purchase additional treatment courses.

The Research and Development (R&D) effort will progress in specific stages that cover the base performance segment and several options as specified in this contract. The period of performance for the base period is 60 months.

ARTICLE B.2. BASE PERIOD

CLIN	Period of Performance	Supplies/ Services	Total Est. Cost	Fixed Fee (7%)	Total Cost Plus Fixed Fee

COST REIMBURSEMENT

0001 (Base)	[**]/2015 – [**]/2020	Licensure, approval, and clearance of product through the FDA	[**]	[**]	[**]

FIRM FIXED PRICE

CLIN	Period of Performance	Supplies/ Services	Units (# of Product)	Unit Price ($)	Total ($)
0002	[**]/2015 – [**]/2020	Initial Purchase, storage, and delivery of product	[**]	[**]	[**]
Total CLINS 1&2	[**]/2015 – [**]/2020	See Above Descriptions			[**]

ARTICLE B.3.	OPTION PRICES

CLIN	Period of Performance	Supplies/ Services	Units (# of Product)	Unit Price ($)	Total ($)

FIRM FIXED PRICE

0003 (Option Quantity)	36 Months	Phase IV post marketing commitments /Requirements (This is an option that may or may not be exercised during the base period as determined by the need and as established by the FDA)	N/A	N/A	[**]

COST REIMBURSEMENT

0004 (Option Quantity)	60 Months	Pediatric Study (This is an option that may or may not be exercised during the base period for expansion of the label indication with guidance from the FDA)	[**]	[**]	[**]

FIRM FIXED PRICE

0005A (Option Quantity)	36 Months	Additional Surge Capacity	Less than [**]	[**]	[**]

0005A (Option Quantity)	36 Months	Additional Surge Capacity	[**]	[**]	[**]

0005A (Option Quantity)	36 Months	Additional Surge Capacity	[**]	[**]	[**]

0005A (Option Quantity)	36 Months	Additional Surge Capacity	[**]	[**]	[**]

Total CLINs 3-5	60 Months	See Above Descriptions			[**]

ARTICLE B.4.	LIMITATIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause FAR 52.216-7, Allowable Cost and Payment, incorporated in this contract, the costs of the following items or activities shall be unallowable as direct costs unless authorized in writing in advance by the Contracting Officer:

1.	Acquisition, by purchase or lease, of any interest in real property;

2.	Special rearrangement or alteration of facilities;

3.

Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

4.	Travel to attend general scientific meetings;

5.	Unapproved foreign travel;

6.	Consultant costs;

7.	Subcontracts;

8.	Patient care costs;

9.

Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and “sensitive items” (defined as items of personal property, supplies and equipment that are highly desirable and easily converted to personal use), regardless of acquisition value.

10.	Printing Costs (as defined in the Government Printing and Binding Regulations).

11.

Light Refreshment and Meal Expenditures - Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Contracting Officer’s Representative (COR), with a copy to the Contracting Officer, at least six (6) weeks in advance of the event and are subject to “HHS Policy on Promoting Efficient Spending: Use of Appropriate Funding for Conferences and Meeting, Food and Promotional Items and Printing and Publications.” The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshments and/or meals costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held at a government facility.

12.

Meeting room or conference space used for face to face meetings with USG staff in the performance of this contract. Justification for why the meeting cannot be held at a government facility must be provided. COA requests must be made at least (2) two weeks prior to meeting date.

b.	Travel Costs

1.

Total expenditures for travel (transportation, lodging, subsistence, and incidental expenses) incurred by the Prime Contractor in direct performance of this contract shall not exceed [**] without prior advance written approval by the Contracting Officer. Costs must be consistent with FAR 52.247-63 – Preference for U.S.-Flag Air Carriers.

2.	The Contactor shall invoice and be reimbursed for all travel costs in accordance with FAR 31.703 and FAR 31.205-46, Contracts with Commercial Organizations, Travel Costs.

3.	Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following:

(i)	Meeting(s) and place(s) to be visited, with costs and dates;

(ii)	Names(s) and title(s) of Contractor personnel to travel and their functions in the contract project;

(iii)	Contract purpose to be served by the travel;

(iv)	How travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of AMCG contract funds;

(v)	How such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and

(vi)	What additional functions may be performed by the travelers to accomplish other purpose of the contact and thus further benefit the project.

ARTICLE B.5.	ADVANCE UNDERSTANDINGS

a.	Subcontracts and Consultants

Award of any FFP subcontract or FFP consulting agreement in excess of $150,000 or any cost reimbursement subcontract or consulting agreement shall not proceed without the prior written consent of the Contracting Officer via a Contracting Officer Authorization (COA) Letter. COA letters will only be issued upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract and consulting agreement shall be provided to the Contracting Officer within ten (10) days.

b.	Site Visits, Inspections and General Audits

At the discretion of the USG and independent of activities conducted by the Contractor, with 48 hours’ notice to the Contractor, the USG reserves the right to conduct site visits and inspections on an as needed basis, including collection of product samples and intermediates held by the Contractor, or subcontractor. In case of subcontractor visits and inspections that are independent of activities conducted by the Contractor, the USG shall demonstrate cause for such visit and/or inspection. All costs reasonably incurred by the Contractor and subcontractor for such visit and/or inspection shall be allowable costs. The Contractor shall coordinate these visits and shall have the opportunity to accompany the USG on any such visits. Under time-sensitive or critical situations, the USG reserves the right to suspend the 48 hour notice to the Contractor.

If the Government, Contractor, or other party identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government for review and acceptance.

•	If issues are identified during the audit, Contractor shall submit an issues report to the CO and COR within 10 business days detailing the finding and corrective action(s) of the audit.

•	COR and CO will review the issues report and provide a response to the Contractor within 10 business days.

•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR within a time frame negotiated with the COR in writing after review of the issues report.

c.	QA Audits

BARDA reserves the right to participate in QA audits performed by the Contractor. Upon completion of the QA audit the Contractor shall provide a report capturing the findings, results, and next steps in proceeding with any potential subcontractors. If action is requested for a subcontractor, detailed corrective and preventative plans for addressing areas of non-conformance to ICH and FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA for review and acceptance. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•	Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.

•

Contractor shall notify the COR and CO within 5 business days of report completion. The Contractor shall complete the report within 60 days of the audit/site visit, or as negotiated with the COR in writing dependent upon the audit findings.

d.	Man-in-Plant

At the discretion of the Government and seven (7) days advance notice to the Contractor in writing from the Contracting Officer, the Government may place a man-in-plant in the Contractor’s facility, who shall be subject to the Contractor’s policies and procedures regarding security and facility access at all times while in the Contractor’s facility. As determined by federal law, no Government representative shall publish, divulge, disclose, or make known in any manner, or to any extent not authorized by law, any information coming to him in the course of employment or official duties, while stationed in a contractor plant.

e.	Confidential Treatment of Sensitive Information

The Contractor shall, to the extent permitted by law, guarantee strict confidentiality of the information/data that is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

Notwithstanding the foregoing, such information/data shall not be deemed of a sensitive nature with respect to the Contractor for purposes of this contract if such information/data: (a) was already known to the Contractor; (b) was generally available or known, or was otherwise part of the public domain, at the time of its disclosure to the Contractor; (c) became generally available or known, or otherwise became part of the public domain, after its disclosure to, or, with respect to the information/data by, the Contractor through no fault of the Contractor; (d) was disclosed to the Contractor, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the Government that controls such information/data not to disclose such information/data to others; or (e) was independently discovered or developed by the Contractor, as evidenced by its written records, without the use of information/data belonging to the Government.

The Contractor may disclose information/data of a sensitive nature provided by the Government to the extent that such disclosure is: (a) made in response to a valid order of a court of competent jurisdiction (b) otherwise required by law, (c) made by the Contractor to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information/data

f.	Emergency Use Authorization (EUA)

The Contractor shall be responsible for generating the data to support the USG’s filing of a Pre-Emergency Use Authorization (Pre-EUA) package for use of the product prior to FDA licensure or approval during a declared emergency, declared potential emergency, or identification of material threat under an Emergency Use Authorization (EUA).

The Contractor commits to supporting the potential use of the product under a pre-EUA package as submitted by BARDA or the CDC/SNS. The Contractor shall supply BARDA or the CDC/SNS with the data needed to support such a submission, including expanded access INDs, right to hold product, right of reference to the Contractor’s Investigational New Drug (IND), or other application that contains the supporting data. The Contractor shall address any FDA comments on all pre-EUA packages as applicable. The Contractor shall maintain and update, as required by the FDA, all required regulatory documentation (investigator brochure, regulatory binder, etc.), that will be used to support use under EUA and approval/licensure.

Any product which has not received FDA approval or licensure, but has completed submission of the Pre-EUA package and has met the three (3) criteria listed below may be considered for procurement at the discretion of the USG. The Contractor would be required to demonstrate the three (3) essential criteria listed below for consideration of procurement of any unapproved products by seeking a COA. The COA shall include a product delivery schedule for consideration and documentation of the following:

•

Substantial evidence, including a validated process, of the Contractor’s ability to manufacture a product that would be identical to the commercial scale as required for product approval or licensure. A clear understanding of the outstanding risks, if any, for approval or licensure must be demonstrated through a risk register.

•

Completion of pivotal clinical studies with substantial evidence of safety and efficacy for the indicated use. A list of outstanding activities and targets for completion, adverse events/safety profile which do not pose unusual risks or challenges for FDA approval or licensure shall be provided.

•

Substantial evidence of product familiarity/acceptance for use in burn centers. The Contractor shall provide a list of burn centers familiar with the product, feedback received, and corrective actions required to address any concerns to ensure effective use of the product by burn care providers unfamiliar with the product. Evidence of the company’s ability to educate such providers on the use of the product (as allowed within the constraints of law) will be useful.

A tentative delivery schedule of product delivery to the inventory (acceptable as in the Quality Agreement) shall be required as part of the COA. The delivery schedule shall be updated periodically as necessary.

For information concerning EUA, please consult

http://www.fda.gov/RegulatoryInformation/Guidances/ucm125127 and

http://www.fda.gov/EmergencyPreparedness/Counterterrorism/MedicalCountermeasures/ MCMLegalRegulatoryandPolicyFramework/ucm182568.htm

g.	Sharing of contract deliverables within United States Government (USG)

In an effort to build a robust medical countermeasure pipeline through increased collaboration, BARDA may share technical deliverables with USG entities responsible for Medical Countermeasure Development. In accordance with recommendations from the Public Health Emergency Medical Countermeasure Enterprise Review, agreements established in the Integrated Portfolio’s Portfolio Advisory Committee (PAC) Charter, and agreements between BARDA and the Department of Defense and the National Institutes of Health, BARDA may share technical deliverables and data created in the performance of this contract with colleagues within the Integrated Portfolio. This advance understanding does not authorize BARDA to share financial information outside HHS. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data – General, regarding the Government’s rights to deliverables submitted during performance as well as the Government’s rights to data contained within those deliverables.

h.	Overtime Compensation

No overtime (premium) compensation is authorized under the subject contract. Billing of actual hours should be limited to total productive hours in a month.

i.	Option CLINS

The USG reserves the right to re-negotiate the option CLINS based availability of funds and feedback received from the FDA.

j.	Contract Number Designation

On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appears on the face page of the contract as follows:

HHSO100201500028C

h.	Quality Agreement

The Quality Agreement shall define, establish, and document the responsibilities of both the Contractor and the USG (i.e. – CDC/SNS-Quality Control and BARDA) for event-driven and product shipping, receiving, acceptance into the inventory and/or custody by the USG. These documents shall be drafted, approved, and signed by all parties prior to the commencement of product procurement and acceptance, transport and custody of the product under the VMI/DMI or the CDC/SNS. The Contractor shall provide documentation and resolution for all concerns raised by USG and commits to cooperation in execution of this agreement.

SECTION C – DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1.	STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated [**], 2015 set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract.

ARTICLE C.2.	REPORTING REQUIREMENTS

See Section F for specific reporting requirements.

All reports required herein shall be submitted in electronic format. All paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double-sided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b).

ARTICLE C.3.	TWICE MONTHLY CONFERENCE CALLS

A conference call between the Contracting Officer’s Representative (COR) and the Contractor’s Project Leaders/delegates and designees shall occur twice-monthly or as directed by the Contracting Officer and Contracting Officer’s Representative. During this call the Contractor’s Project Leaders/delegates and designees will discuss the activities since the last call, any problems that have arisen and the activities planned until the next call takes place. The Contractor’s Project Leaders/delegates may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested by the Contracting Officer’s Representative.

ARTICLE C.4.	PROJECT MEETINGS

The Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Contracting Officer’s Representative. These meetings may include face-to-face meetings with AMCG/BARDA in Washington, D.C. and at work sites of the Contractor. Such meetings may include, but are not limited to, meetings of the Contractor to discuss study designs, site visits to the Contractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. Subject to the data rights provisions in this contract, the Contractor will provide data, reports, and presentations to groups of outside experts and USG personnel as required by the Contracting Officer and Contracting Officer’s Representative in order to facilitate review of contract activities.

SECTION D – PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the date, contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E – INSPECTION AND ACCEPTANCE

The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided under this contract.

For the purpose of this SECTION E, the designated Contracting Officer’s Representative (COR) is the authorized representative of the Contracting Officer. The COR will assist in resolving technical issues that arise during performance. The COR however is not authorized to change any contract terms or authorize any changes in the Statement of Work or modify or extend the period of performance, or authorize reimbursement of any costs incurred during performance. The Contractor is advised to review FAR 52.243-1 Changes – Fixed Price Contracts Alternate V and FAR 52.243-2 Changes-Cost reimbursement contracts Alternative V, which is incorporated by reference into this contract in ARTICLE I.1.

Inspection and acceptance will be performed at:

Office of Acquisition Management, Contracts, and Grants (AMCG)

Office of the Assistant Secretary for Preparedness and Response

U.S. Department of Health and Human Services

200 C St. SW

Washington, D.C. 20024

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

The contract incorporates the following clause by reference with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR 52.246-4, Inspection of Services - Fixed Price (August 1996)

FAR 52.246-5, Inspection of Services - Cost-Reimbursement (April 1984)

FAR 52.246-9, Inspection of Research and Development (Short Form) (April 1984)

FAR 52.246-16, Responsibility for Supplies (April 1984)

SECTION F – DELIVERIES OR PERFORMANCE

ARTICLE F.1.	PERIOD OF PERFORMANCE

The period of performance for this contract shall be from [**], 2015 through [**], 2020. The period of performance for the base period of this contract shall be consistent with the dates set forth in SECTION B. If the Government exercises option(s), the period of performance will be extended as described under in SECTION B of this contract.

ARTICLE F.2.	REPORTING REQUIREMENTS

In all cases the reports are intended to provide sufficient detail to understand the Contractor’s approach and progress to addressing the technical requirements. The reports supplement, and do NOT replace, routine (i.e. daily) communication between the COR and project manager and/or their designee(s) regarding project plans and progress.

A.	Monthly Progress Report

This report shall include a description of the activities during the reporting period and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The Contractor shall submit a Monthly Progress Report on or before the 15th calendar day following the last day of each reporting period and shall include the following:

Title Page: The title page for this report shall include the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission.

Distribution List: A list of individuals receiving the Technical Progress report.

Progress:

SECTION I - An introduction covering the purpose and scope of the contract effort.

SECTION II Part A: SUMMARY - A description or table summarizing ongoing activities.

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE – This section shall include a description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractor performance and personnel changes). Please include all Quality Management System, Quality Control, and Quality Assurance updates as part of this report or as requested by the COR.

SECTION II Part C: TECHNICAL PROGRESS – This section shall document the results of work completed and costs incurred during the period covered in relation to the proposed progress, effort, and budget. The report shall be in sufficient detail to explain comprehensively the results achieved.

SECTION II Part D: ISSUES – This section shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress; why the differences have occurred and what corrective actions are planned; and if a project activity is delinquent, then what corrective action steps are planned. Revised timelines shall be provided.

SECTION II Part E: PROPOSED WORK – This section shall include a summary of work proposed as a rolling three (3) month forecast for the next reporting period, by a certain date, and by whom.

SECTION II Part F: MANUFACTURING AND SUPPLY CHAIN MANAGEMENT — This section shall include a summary of the manufacturing and supply-chain related activities. Also include in this section updates to the production plan, capacity projections, stability results, inventory and shipment/distribution information.

Invoices: Summary of any invoices submitted during the reporting period.

A Monthly Progress Report will not be required in the same months that Annual or Final Technical Progress Reports are due.

B.	Annual Progress Report

This report shall include a summation of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full year of performance plus any fractional part of the initial year. Thereafter, the reporting period shall consist of each calendar year.

The Contractor shall submit an Annual Progress Report on or before the 30th calendar day following the last day of each reporting period and shall include the following:

Title Page: The title page for this report shall include the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission.

Distribution List: A list of individuals receiving the Technical Progress report.

Progress:

SECTION I - An introduction covering the purpose and scope of the contract effort.

SECTION II Part A: SUMMARY - A description or table summarizing ongoing activities.

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE — This section shall include a description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractor performance and personnel changes). Please include all Quality Management System, Quality Control, and Quality Assurance Plans as part of this report or as requested by the COR.

SECTION II Part C: TECHNICAL PROGRESS — This section shall document the results of work completed and costs incurred during the period covered in relation to proposed progress, effort, and budget. The report shall be in sufficient detail to explain comprehensively the results achieved.

SECTION II Part D: ISSUES — This section shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress; why the differences have occurred and what corrective actions are planned; and if a project activity is delinquent, then what corrective action steps are planned. Revised timelines shall be provided.

SECTION II Part E: PROPOSED WORK — This section shall include a summary of work proposed as an annual forecast for the next reporting period, by a certain date, and by whom.

SECTION II Part F: MANUFACTURING AND SUPPLY CHAIN MANAGEMENT — This section shall include a summary of the manufacturing and supply-chain related activities. Also include in this section updates to the production plan, capacity projections, stability results, inventory and shipment/distribution information.

Invoices: Summary of any invoices submitted during the reporting period.

An Annual Progress Report will not be required for the period when the Final Technical Progress Report is due.

C.	Draft Final Report and Final Report

These reports are to include a summation of the work performed and results obtained for execution of various studies or technical work packages during the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Progress Report shall be due forty-five (45) calendar days prior to the expiration date of the contract and the Final Progress Report is due no later than 30 calendar days following the expiration date of the contract. The report shall conform to the following format:

Title Page: The title for these reports shall include the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission.

Distribution List: A list of individuals receiving the Technical Progress report.

Progress:

SECTION I: EXECUTIVE SUMMARY - Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

SECTION II: RESULTS - A detailed description of the work performed and the results obtained including all expenses for the entire contract period of performance.

D.	FDA Regulatory Agency Correspondence, Meeting Summaries, and Submissions.

a.

Within five business days of any formal meeting with the FDA or other regulatory agency, the Contractor shall provide a formal contact report to BARDA. The Contractor shall forward the final minutes when available.

b.

Within five business days of any informal meeting with the FDA or other regulatory agency, the Contractor shall forward the initial draft minutes to BARDA. The Contractor shall forward the final minutes when available and if applicable.

c.

The Contractor shall forward the dates and times of any formal meeting with the FDA and other regulatory agencies to BARDA as soon as the meeting times are known and make arrangements for appropriate BARDA staff to attend the meetings.

d.

The Contractor shall provide BARDA the opportunity to review and comment upon any documents to be submitted to the FDA or other regulatory agency. The Contractor shall provide BARDA with five (5) business days in which to review and provide comments back to the Contractor prior to the Contractor’s submission to the FDA.

e.	The Contractor shall forward Standard Operating Procedures (SOPs) upon request from COR.

f.	The Contractor shall provide raw data and/or specific analysis of data generated with USG funds upon request from the COR.

g.

The Contractor shall notify the Contracting Officer’s Representative and Contracting Officer within 24 hours of all site visits/audits conducted by the FDA or any other regulatory agency. The Contractor shall provide the USG with an exact copy (non-redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). The Contractor shall provide the Contracting Officer’s Representative and Contracting Officer copies of the plan for addressing areas of non-conformance to FDA regulations for GLP guidelines as identified in the audit report, status updates during the plans execution, and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements with the COR for the appropriate BARDA representative(s) to be present during the final debrief by the regulatory inspector.

E.	Other Requirements/Deliverables

a.	Integrated Master Project Plan

The Contractor shall provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to annual deliverables and Work Breakdown Structure (WBS) elements. Attention shall be placed on providing sufficient turnaround time for the USG (BARDA, FDA, and CDC) for review of critical documentation. The Contractor shall integrate to demonstrate interdependencies among all CLINS. The Integrated Master Project Plan shall be incorporated into any potential contract and will be used to monitor performance of the contract. This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

i.	Critical Path Milestones

The Integrated Master Project Plan shall outline key, critical path milestones, with “Go/No Go” decision criteria (entrance and exit criteria for each phase of the project). This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

ii.	Work Breakdown Structure

The USG has provided a Contract Work Breakdown Structure (CWBS) template (See http://www.phe.gov/about/amcg/contracts/Pages/toolkit.aspx) and the Contractor shall further delineate the CWBS to Level 5 as part of their Integrated Master Project Plan. The WBS shall be discernable and consistent. BARDA may require Contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task. This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

iii.	Risk Mitigation Plan/Matrix

The Contractor shall develop and maintain a risk management plan that highlights potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans. This plan shall reference relevant WBS/SOW elements where appropriate. The USG has provided a Risk Mitigation Matrix template (See http://www.phe.gov/about/amcg/contracts/Pages/toolkit.aspx) to be completed by any prospective Contractor. This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

b.	Technology Packages

Technology packages developed under the contract that includes complete protocols must be submitted at the request of the BARDA Contracting Officer’s Representative. See FAR clauses 52.227-11, Patent Rights-Ownership by the Contractor, and 52.227-14, Rights in Data. This report shall be due upon request from the COR or Alternate COR.

c.	Experimental Protocols

The Contractor shall submit to the COR all study/experiment/test plans, designs, and protocols prior to execution for BARDA approval or upon request by the COR or Alternate COR when required.

d.	Annual/Final Invention Report

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification. An Annual Invention Report shall be due on or before the 30th calendar day after the completion of each reporting period. A Final Invention Report (see FAR 27.303 (b)(2)(ii)) shall be due on or before the expiration date of the contract. If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer.

e.	Publications

Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to COR for review prior to submission. Reports of final submission for publication shall be due within 30 calendar days for manuscripts and 15 calendar days for abstracts.

f.	Press Releases

The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. The Contractor shall ensure the Contracting Officer has received and approved an advanced copy of any press release not less than five (5) business days prior to the issuance of any potential press release.

g.	Incident Security Report

The Contractor shall report to the government any activity; or incident that is in violation of established security standards; or indicates the loss or theft of government products. Reports shall be due within 24 hours after occurrence of an activity or incident.

i.	Security Plan

The Contractor shall submit a draft security plan within 90 days of contract award. A detailed security plan with any updates shall be submitted for approval at least three (3) months prior to the initiation of product procurement with proper documentation. The Contractor shall cooperate with USG representatives to develop a sustainable security plan to ensure continued security of the premises. Security plan updates are required when an incident security report has been filed.

j.	Quality Management System (QMS) Plan

The Contractor shall provide a QMS plan within 90 days of contract award with updates at least three (3) months prior to initiation of product procurement and as directed by the COR or Alternate COR. The Contractor agrees to incorporate USG feedback and address concerns relating to QMS plans.

k.	Quality Agreement

The Quality Agreement shall define, establish, and document the responsibilities of both the Contractor and the USG (i.e. – CDC/SNS-Quality Control and BARDA) for event-driven and product shipping, receiving, acceptance into the inventory and/or custody by the USG. These documents shall be drafted, approved, and signed by all parties prior to the commencement of product procurement and acceptance, transport and custody of the product under the VMI/DMI or the CDC/SNS. The Contractor shall provide documentation and resolution for all concerns raised by USG and commits to cooperation in execution of this agreement. Quality Agreement is due at least three (3) months prior to initiation of product procurement or as directed by the COR or Alternate COR.

l.	Vendor Managed Inventory (VMI) Plan

The Contractor shall develop a plan to establish VMI in alignment with the Quality Agreement Report. Interim draft plans shall be submitted to USG as part of the development process. Draft submission for review is due upon completion of pre-EUA package. Final submission is required to initiate product procurement through a COA. Documents shall be updated as required by the COR or Co-COR. Developmental updates should be reported in the monthly reports as requested by the COR or Alternate COR.

A minimum of three (3) product deliveries from different manufacturing lots shall be delivered and accepted by USG to the inventory (considered as substantial delivery to the inventory) before the Contractor shall invoice for the product payment.

F.	Earned Value Management System Plan

a.	Earned Value Management System Plan:

Subject to the requirements under HHSAR Clause 352.234-3, the Contractor shall use principles of Earned Value Management System (EVMS) in the management of this contract (include this plan as part of the monthly, annual, and final reports). The Seven Principles are:

i.	Plan all work scope for the program to completion.

ii.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.

iii.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control changes to the baseline.

iv.	Use actual cost incurred and recorded in accomplishing the work performed.

v.	Objectively assess accomplishments at the work performance level.

vi.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.

vii.	Use earned value information in the company’s management processes.

viii.

Elements of EVMS shall be applied to all CLINs as part of the Integrated Master Project Plan, the Contractor shall submit a written summary of the management procedures that it will establish, maintain and use to comply with EVMS requirements.

b.	Performance Measurement Baseline Review (PMBR):

The Contractor shall submit a PMBR plan electronically via email to the CO and COR for a PMBR to occur within 90 days of contract award. At the PMBR, the Contractor and BARDA shall mutually agree upon the budget, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. The PMBR is conducted to achieve confidence that the baselines accurately capture the entire technical scope of work, are consistent with contract schedule requirements, are reasonably and logically planned, and have adequate resources assigned. The goals of the PMBR are as FOLLOWS:

i.	Jointly assess areas such as the Contractor’s planning for complete coverage of the SOW, logical scheduling of the work activities, adequate resources, and identification of inherent risks.

ii.	Confirm the integrity of the Performance Measurement Baseline (PMB).

iii.	Foster the use of EVM as a means of communication.

iv.	Provide confidence in the validity of Contractor reporting

v.	Identify risks associated with the PMB.

vi.	Present any revised PMBs for approval.

vii.

Present an Integrated Master Schedule: The Contractor shall deliver an initial program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks. This IMS will be agreed to and finalized at the PMBR. DI-MGMT-81650 may be referenced as guidance in creation of the IMS (see http://www.acq.osd.mil/pm/).

viii.	Present the Risk Management Plan.

c.	Integrated Master Schedule

The Contractor shall submit an IMS electronically via email as outlined in a format agreed upon by BARDA to the COR and the Contracting Officer for approval prior to the initiation of any activities of sufficient size and cost to require EVMS. The Integrated Master Schedule shall be incorporated into the contract, and shall be used to monitor performance of the contract. The Contractor shall include the key milestones and Go/No Go decision gates. The Contractor shall include BARDA Portfolio Management Milestones (See the AMCG Business Toolkit for a description and sample (http://www.phe.gov/about/amcg/contracts/Pages/toolkit.aspx) in their IMS and provide monthly updates within their IMS. This IMS shall include the following fields at a minimum; baseline start and finish, forecast start and finish, actual start and finish, predecessor and/or successor. The Contractor shall deliver the Integrated Master Schedule, viewed at the work package level in MS Project file format.

d.	Earned Value Contract Performance Report (EV-CPR)

a.

The Offeror shall deliver an Earned Value Contract Performance Report (CPR) on a monthly basis per the instruction in DI-MGMT-81466A (see http://www.acq.osd.mil/pm/). The Contractor shall provide Format 1, Format 3, and Format 5 only. Format 1 will be reported at the Work Breakdown Structure level agreed to by BARDA and the Contractor.

b.

EV Variance thresholds will be negotiated with the Contractor post-award but for planning purposes will likely be (+/- 10%). In conjunction with the CPR, the Contractor shall provide a monthly update to the IMS with up to date performance data and shall include actual start/finish and projected start / finish dates.

c.

The supplemental monthly CAP report shall contain, at the work package level, time phased budget (budgeted cost of work scheduled (BCWS)), earned value (budgeted cost of work performed (BCWP)), and actual costs of work performed (ACWP) as captured in the Contractor’s EVM systems.

d.

The Contractor and BARDA shall participate in regular meetings to coordinate and oversee the contracting effort as requested by the COR. Such meetings may include, but are not limited to, site visits to the Contractor’s and/or subcontractor’s facilities, meetings with individual Contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor shall provide data, reports, and presentations to groups of outside experts and USG personnel and Government-contracted subject matter experts as required by the BARDA COR in order to facilitate review of contract activities.

e.

The Contractor shall provide a list of individuals to serve as primary and secondary points of contact who will be available 24 hours a day, seven days a week, to be notified in case of a public health emergency.

ARTICLE F.3.	DELIVERIES

Successful performance of the final contract shall be deemed to occur upon performance of the work set forth in the Statement of Work dated September 29, 2015 set forth in SECTION J - List of Attachments of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule below:

Item No.	Description	Addresses	Deliverable Schedule
1	Monthly Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Reports are due on or before the 15th of each month following the end of each reporting period.

2	Annual Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Reports are due on or before the 30th calendar day following the end of each reporting period.

3	Draft Final Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Report is due 45 Calendar days prior to the expiration date of the contract.

4	Final Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Report is due no later than 30 calendar days after the expiration date of the contract.

5	FDA/ Regulatory Agency Correspondence and Meeting Summaries	COR: (1) electronic copy	Reports are due within 5 business days of each meeting for Contractor’s minutes, upon receipt of minutes from FDA/regulatory agency, and upon request from the COR or Alternate COR.

6	Integrated Master Project Plan - Critical Path Milestones - Work Breakdown Structure - Risk Mitigation Plan/Matrix	COR: (1) electronic copy	Report is due within 90 days of contract award. Updates are due as requested by the COR or Alternate COR.

7	Technology Packages	COR: (1) electronic copy	Upon request from the COR or Alternate COR.

8	Experimental Protocols for non- clinical animal studies or clinical studies	COR: (1) electronic copy	Upon request from the COR or Alternate COR. Written approval from the COR or Alternate COR is required prior to the execution of the study.

Item No.	Description	Addresses	Deliverable Schedule
9	Annual/Final Invention Report	CO: (1) electronic copy COR: (1) electronic copy	An Annual Invention Report is due on or before the 30th calendar day after the completion of each reporting period. A Final Invention Report is due on or before the expiration date of the contract.

10	Publications	COR: (1) electronic copy	Reports are due within 10 business days for manuscripts and 5 business days for abstracts.

11	Press Releases	COR: (1) electronic copy	Reports/Notices are due for approval to the CO not less than five (5) business days prior to the issuance of any potential press release.

12	Incident Security Report	CO: (1) electronic copy COR: (1) electronic copy	Reports are due within 24 hours after occurrence of an activity or incident.

13	Security Plan	CO: (1) electronic copy COR: (1) electronic copy	Draft report is due within 90 days of contract award. Updates are due at least 3 months prior to product procurement or as requested by the COR or Alternate COR.

14	Quality Management System (QMS) Plan	COR: (1) electronic copy	Draft report is due within 90 days of contract award. Updates are due at least 3 months prior to product procurement or as requested by the COR or Alternate COR.

15	Quality Agreement	COR: (1) electronic copy	Agreement is due at least 3 months prior to product procurement or as directed by the COR or Alternate COR.

16	VMI Plan	CO: (1) electronic copy COR: (1) electronic copy	Plan is due upon completion of the Pre-EAU package.

17	Earned Value Management Requirements	CO: (1) electronic copy COR: (1) electronic copy	Agreement is due at least 3 months prior to product procurement or as directed by the COR or Alternate COR.

Email Addresses: CO – [**]

COR – [**]

ARTICLE F.4.	FEDERAL ACQUISITION REGULATION CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. The full text of each clause may be accessed electronically at this address: http://www.acquisition.gov/far.

FAR 52.242-15, Stop Work Order (August 1989)

FAR 52.242-15, Alternate 1 (April 1984) is applicable to this contract.

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1.	CONTRACTING OFFICER

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

Christopher Scott, CO

DHHS/OS/ASPR/AMCG

200 C St.

Washington, D.C. 20024

a.

The Contracting Officer (CO) is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the CO can make any changes to the terms, conditions, general provisions, specifications or other requirements of this contract.

b.

The Contracting Officer (CO) is the only person with authority to act as agent of the Government under this contract. Only the CO has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

c.	No information, other than that which may be contained in an authorized modification to this contract duly issued by the CO, shall be considered grounds for deviation from this contract.

d.	The Government may unilaterally change its CO designation.

ARTICLE G.2.	CONTRACTING OFFICER’S REPRESENTATIVE (COR)

The following Contracting Officer’s Representative (COR) will represent the Government for the purpose of this contract:

[**]

Contracting Officer’s Representative

Biomedical Advanced Research and Development Authority (BARDA)

Office of the Assistant Secretary for Preparedness and Response

Department of Health and Human Services

[**]

[**]

Mailing Address:

200 C St.

Washington, D.C. 20024

Alternate COR:

[**]

Alternate Contracting Officer’s Representative (COR)

Biomedical Advanced Research and Development Authority (BARDA)

Office of the Assistant Secretary for Preparedness and Response

Department of Health and Human Services

[**]

[**]

Mailing Address:

330 Independence Avenue, SW

Washington, D.C. 20201

The COR is responsible for:

a.	Monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;

b.	Assisting the Contracting Officer in interpreting the statement of work and any other technical performance requirements;

c.	Performing technical evaluation as required;

d.	Performing technical inspections and assisting the Contracting Officer in acceptances of deliverables required by this contract; and

e.	Assisting in the resolution of technical problems encountered during performance.

f.	The Government may unilaterally change its COR designation(s).

ARTICLE G.3.	KEY PERSONNEL

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

The following individuals are considered to be essential to the work being performed hereunder:

Name	Title
[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

ARTICLE G.4.	INVOICE SUBMISSION

a.	The Contractor shall submit an electronic copy of contract monthly invoices/financial reports to the Contracting Officer as defined above, in ARTICLE G of this contract.

b.

Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests made a part of the contract at Section J, Attachments 2 & 3.

c.	Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

d.

The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the estimated costs for the base period or any options for additional quantities (See estimated costs under Articles B.2 and B.3) and the reasons for the variance. Also refer to the requirements of FAR Clause 52.232-20, Limitation of Cost.

e.

The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor’s name, contract number, and unique invoice number.

f.	All invoice submissions shall be in accordance with FAR Clause 52.232-25, Prompt Payment.

ARTICLE G.5.	INDIRECT COST RATES

1)

The following interim provisional indirect rates will be utilized for billing purposes during the period of performance: Fringe benefits at [**], and Overhead (G&A) at [**]. Final rate proposals must be sent to the Contracting Officer, within 6 months of the fiscal year end. See FAR Clause 52.216-7, Allowable Cost and Payment.

ARTICLE G.6.	REIMBURSEMENT OF COST

1)

The Government shall reimburse the Contractor those costs determined by the Contracting Officer to be allowable (hereinafter referred to as allowable cost) in accordance with FAR 52.216-7, Allowable Cost and Payment and FAR Subpart 31.2. Examples of allowable costs include, but are not limited to, the following:

a)	All direct materials and supplies that are used in the performing of the work provided for under the contract, including those purchased for subcontracts and purchase orders.

b)	All direct labor, including supervisory, that is properly chargeable directly to the contract, plus fringe benefits.

c)	All other items of cost budgeted for and accepted in the negotiation of this basic contract or modifications thereto.

d)

Travel costs including per diem or actual subsistence for personnel while in an actual travel status in direct performance of the work and services required under this contract subject to the following:

i.

Air travel shall be by the most direct route using “air coach” or “air tourist” (less than first class) unless it is clearly unreasonable or impractical (e.g., not available for reasons other than avoidable delay in making reservations, would require circuitous routing or entail additional expense offsetting the savings on fare, or would not make necessary connections).

ii.	Rail travel shall be by the most direct route, first class with lower berth or nearest equivalent.

iii.

Costs incurred for lodging, meals, and incidental expenses shall be considered reasonable and allowable to the extent that they do not exceed on a daily basis the per diem rates set forth in the Federal Travel Regulation (FTR).

iv.	Travel via privately owned automobile shall be reimbursed at not more than the current General Services Administration (GSA) FTR established mileage rate.

ARTICLE G.7.	POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

1.	Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluation(s) will be prepared Annually as to coincide with the Anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

2.	Electronic Access to Contractor Performance Evaluations

Contractors may access evaluations through a secure website for review and comment at the following:

http://cpars.gov

ARTICLE G.8.	CONTRACT COMMUNICATIONS/CORRESPONDENCE (JULY 1999)

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting the contract number HHSO100201500028C from Page 1 of the contract.

ARTICLE G.9.	GOVERNMENT PROPERTY

1.

In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of HHS Publication, “Contractor’s Guide for Control of Government Property,” which is incorporated into this contract by reference. This document can be accessed at:

http://www.hhs.gov/hhsmanuals/             (HHS Logistics Management Manual)

Among other issues, this publication provides a summary of the Contractor’s responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

2.

Notwithstanding the provisions outlined in the HHS Publication, “Contractor’s Guide for Control of Government Property,” which is incorporated in this contract in paragraph 1. above, the Contractor shall use the form entitled, “Report of Government Owned, Contractor Held Property” for submitting summary reports required under this contract, as directed by the Contracting Officer or his/her designee. This form is included as an attachment in SECTION J of this contract.

3.	Title will vest in the Government for equipment purchased as a direct cost.

SECTION H - Special Contract Requirements

ARTICLE H.1.	PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4(b) (January 2006)

a.

The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor’s current Assurance of Compliance on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

b.

The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. The Contractor shall not deem anything in this contract to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent Contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

c.

If at any time during the performance of this contract, the Contracting Officer determines, in consultation with OHRP that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those Contractors with approved Human Subject Assurances.

ARTICLE H.2.	CLINICAL RESEARCH

These Clinical Terms apply to all contracts that involve clinical research.

The Government shall have unlimited rights to all protocols, data generated from the execution of these protocols, and final reports, funded by the Government under this contract, as defined in Rights in Data Clause in FAR 52.227-14. The Government reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form, to ensure the Government has the ability to review and distribute the deliverables, as the Government deems necessary.

H.2.1 Safety and Monitoring Issues

Institutional Review Board (IRB) or Independent Ethics Committee (IEC) Approval

Before award and then with Annual Progress Reports, the Contractor shall submit to the Government a copy of the current IRB or IEC approved informed consent document, documentation of continuing review and approval and the Office of Human Research Protections (OHRP) FWA number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter clinical trial or study), each institution’s IRB or IEC must review and approve the protocol. They must also provide the Government initial and annual documentation of continuing review and approval, including the current approved informed consent document and FWA number.

The grantee institution must ensure that the applications as well as all protocols are reviewed by their IRB or IEC.

To help ensure the safety of participants enrolled in BARDA-funded studies, the Contractor must provide the Government a summary explanation and copies of documents related to all major changes in the status of ongoing protocols, including the following:

1.	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.

2.	All changes in informed consent documents, identified by version number, date, or both and dates it is valid.

3.	Termination or temporary suspension of patient accrual.

4.	Termination or temporary suspension of the protocol.

5.	Any change in IRB approval.

6.	Any other problems or issues that could affect the participants in the studies.

Contractors must notify BARDA through the Contracting Officer’s Representative (COR) and Contracting Officer (CO) of any of the above changes within 24 hours from the time the Contractor becomes aware of the change by email, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IRB and a copy of any responses from the IRB or IEC.

If a clinical protocol has been reviewed by an Institutional Bio-safety Committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

H.2.2. Data and Safety Monitoring Requirements

The Contractor may be required to conduct independent safety monitoring for clinical trials of investigational drugs, devices, or biologics; clinical trials of licensed products; and clinical research of any type involving more than minimal risk to volunteers. Independent monitoring can take a variety of forms. Phase III clinical trials must have an assigned independent data and safety monitoring board (DSMB); other trials may require DSMB oversight as well. The Contractor shall inform the Government of any upcoming site visits and/or audits of Contractor facilities funded under this effort. BARDA reserves the right to accompany the Contractor on site visits and/or audits of Contractors and Subcontractors as the Government deems necessary. The type of monitoring to be used shall be mutually agreed upon between the Contractor and the Government before enrollment starts. Discussions with the responsible BARDA COR regarding appropriate safety monitoring and approval of the final monitoring plan by BARDA must occur before patient enrollment begins and may include discussions about the appointment of one of the following:

1.

Independent Safety Monitor – a physician or other appropriate expert who is independent of the study and available in real time to review and recommend appropriate action regarding adverse events and other safety issues.

2.	Independent Monitoring Committee (IMC) or Safety Monitoring Committee (SMC) – a small group of independent investigators and biostatisticians who review data from a particular study.

3.

Data and Safety Monitoring Board – an independent committee charged with reviewing safety and trial progress and providing advice with respect to study continuation, modification, and termination. The Contractor may be required to use an established BARDA DSMB or to organize an independent DSMB. All phase III clinical trials must be reviewed by a DSMB; other trials may require DSMB oversight as well. Please refer to: NIAID Principles for Use of a Data and Safety Monitoring Board (DSMB) For Oversight of Clinical Trials Policy. The Government retains the right to place a nonvoting member on the DSMB.

When a monitor or monitoring board is organized, a description of it, its charter or operating procedures (including a proposed meeting schedule and plan for review of adverse events), and roster and curriculum vitae from all members must be submitted to and approved by the Government before enrollment starts.

Additionally, the Contractor must submit written summaries of all reviews conducted by the monitoring group to the Government within 30 days of reviews or meetings.

H.2.3. BARDA Protocol Review Process Before Patient Enrollment Begins

BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA-supported clinical trials. Therefore, before patient accrual or participant enrollment, the Contractor must provide the following (as applicable) for review and approval by the Government:

1.

Clinical research protocol to be submitted for approval by the IRB identified by version number, date, or both, including details of study design, proposed interventions, patient eligibility, and exclusion criteria;

2.	Informed consent document, identified by version number, date, or both and date it is valid;

3.	Plans for the management of side effects;

4.	Procedures for assessing and reporting adverse events;

5.	Plans for data and safety monitoring (see B above) and monitoring of the clinical study site, pharmacy, and laboratory;

6.	Documentation that the Contractor and all study staff responsible for the design or conduct of the research have received Good Clinical Practice (GCP) training in the protection of human subjects.

BARDA comments will be forwarded to the Contractor within two weeks (10 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the BARDA COR to the satisfaction of the Government before patient accrual or participant enrollment can begin. After the Government receives the corrected documentation, a written protocol approval will be provided by the COR to the Contractor. This written approval provides authorization to the Contractor to execute the specific clinical study funded in part or in whole by the Government.

Documentation of IRB approval, including OHRP FWA number, IRB registration number, and IRB and name, must be provided to the BARDA COR within 24 hours of receipt by the Contractor.

H.2.4. Required Time-Sensitive Notification

Under an IND or IDE, the sponsor must provide FDA safety reports of serious adverse events. Under these Clinical Terms of Award, the Contractor must submit copies to the responsible BARDA Contracting Officer’s representative (COR) as follows:

1.

Expedited safety report of unexpected or life-threatening experience or death – A copy of any report of unexpected or life-threatening experience or death associated with the use of an IND drug, which must be reported to FDA by telephone or fax as soon as possible but no later than seven days after the IND sponsor’s receipt of the information, must be submitted to the BARDA program officer or the Contracting Officer’s Representative within 24 hours of FDA notification.

2.

Expedited safety reports of serious and unexpected adverse experiences – A copy of any report of unexpected and serious adverse experience associated with use of an IND drug or any finding from tests in laboratory animals that suggests a significant risk for human subjects, which must be reported in writing to FDA as soon as possible but no later than 15 calendar days after the IND sponsor’s receipt of the information, must be submitted to the BARDA Contracting Officer’s Representative within 24 hours of FDA notification.

3.

IDE reports of unanticipated adverse device effect – A copy of any reports of unanticipated adverse device effect submitted to FDA must be submitted to the BARDA Contracting Officer’s Representative within 24 hours of FDA notification.

4.	Expedited safety reports – shall be sent to the BARDA COR concurrently with the report to FDA.

5.	Other adverse events documented during the course of the trial shall be included in the annual IND or IDE report and reported to the BARDA annually.

In case of problems or issues, the BARDA COR will contact the Contractor within 10 working days by email, followed within 7 calendar days by an official letter to the Contractor. The Contractor shall forward the official letter to the principal investigator listing issues and appropriate actions to be discussed.

Safety reporting for research not performed under an IND or IDE.

Ongoing safety reporting requirements for research not performed under an IND or IDE shall be mutually agreed upon by the BARDA Contracting Officer’s Representative and the Contractor.

ARTICLE H.3.	HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.4.	NEEDLE DISTRIBUTION

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.5.	ACKNOWLEDGEMENT OF FEDERAL FUNDING

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

ARTICLE H.6.	RESTRICTIONS ON ABORTIONS

The Contractor shall not use funds for any abortion.

ARTICLE H.7.	CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with the March 4, 1997 Presidential Memorandum entitled “Prohibition on Federal Funding for Cloning of Human Beings”, federal funds may not be used for cloning of human beings.

ARTICLE H.8.	DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

ARTICLE H.9.	OMB CLEARANCE

In accordance with HHSAR 352.201-70, Paperwork Reduction Act of 1980 (44 U.S.C. section 3501), the Contractor shall not proceed with surveys or interviews until such time as Office of Management and Budget (OMB) Clearance for conducting interviews has been obtained by the Contracting Officer’s Representative (COR) and the Contracting Officer has issued written approval to proceed.

ARTICLE H.10.	RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-1 and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and http://grants1.nih.gov/grants/guide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts (“Guide”) Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-1(b) and (c), or ensure HHS access to those records, if maintained by an entity other than the Contractor.

ARTICLE H.11.	REPORTING MATTERS INVOLVING FRAUD, WASTE, AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, D.C. 20026

ARTICLE H.12.	PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.13.	RESTRICTION ON PORNOGRAPHY ON COMPUTER NETWORKS

The Contractor shall not use contract funds to maintain or establish a computer network unless such network blocks the viewing, downloading, and exchanging of pornography.

ARTICLE H.14.	CERTIFICATION OF FILING AND PAYMENT OF TAXES

The Contractor must be in compliance with Section 518 of the Consolidated Appropriations Act of FY 2014.

ARTICLE H.15.	ELECTRONIC INFORMATION AND TECHNOLOGY ACCESSIBILITY NOTICE

a.

Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998 and the Architectural and Transportation Barriers Compliance Board Electronic and Information (EIT) Accessibility Standards (36 CFR part 1194), require that when Federal agencies develop, procure, maintain, or use electronic and information technology, Federal employees with disabilities have access to and use of information and data that is comparable to the access and use by Federal employees who are not individuals with disabilities, unless an undue burden would be imposed on the agency. Section 508 also requires that individuals with disabilities, who are members of the public seeking information or services from a Federal agency, have access to and use of information and data that is comparable to that provided to the public who are not individuals with disabilities, unless an undue burden would be imposed on the agency.

b.

Accordingly, any Offeror responding to this solicitation must comply with established HHS EIT accessibility standards. Information about Section 508 is available at http://www.hhs.gov/web/508. The complete text of the Section 508 Final Provisions can be accessed at http://www.access-board.gov/sec508/standards.htm.

c.	The Section 508 accessibility standards applicable to this solicitation are stated in the clause at 352.239-74, Electronic and Information Technology Accessibility.

In order to facilitate the Government’s determination whether proposed EIT supplies meet applicable Section 508 accessibility standards, Offerors must submit an HHS Section 508 Product Assessment Template, in accordance with its completion instructions. The purpose of the template is to assist HHS acquisition and program officials in determining whether proposed EIT supplies conform to applicable Section 508 accessibility standards. The template allows Offerors or developers to self-evaluate their supplies and document—in detail—whether they conform to a specific Section 508 accessibility standard, and any underway remediation efforts addressing conformance issues. Instructions for preparing the HHS Section 508 Evaluation Template are available under Section 508 policy on the HHS Web site http://hhs.gov/web/508.

In order to facilitate the Government’s determination whether proposed EIT services meet applicable Section 508 accessibility standards, Offerors must provide enough information to assist the Government in determining that the EIT services conform to Section 508 accessibility standards, including any underway remediation efforts addressing conformance issues.

d.

Respondents to this solicitation must identify any exception to Section 508 requirements. If a Offeror claims its supplies or services meet applicable Section 508 accessibility standards, and it is later determined by the Government, i.e., after award of a contract or order, that supplies or services delivered do not conform to the described accessibility standards, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its expense.

(End of provision)

ARTICLE H.16.	FULL EARNED VALUE MANAGEMENT SYSTEM, HHSAR 352.234-3 (October 2008) with ALTERNATE I (October 2008)

a.

The Contractor shall use an Earned Value Management System (EVMS) that is compliant with the guidelines in ANSI/EIA Standard-748 (current version at the time of award) to manage this contract. If the Contractor’s current EVMS is not compliant at the time of award, see paragraph (b) of this clause. The Contractor shall submit EVM reports in accordance with the requirements of this contract.

b.	If, at the time of award, the Contractor’s EVM system is not in compliance with the EVMS guidelines in ANSI/EIA Standard-748 (current version at time of award), the Contractor shall:

a.	Apply the current system to the contract; and

b.	Take necessary and timely actions to meet the milestones in the Contractor’s EVMS plan approved by the Contracting Officer.

c.

HHS will not formally validate or accept the Contractor’s EVMS with respect to this contract. The use of the Contractor’s EVMS for this contract does not imply HHS acceptance of the Contractor’s EVMS for application to future contracts. The Contracting Officer or designee will conduct a Compliance Review to assess the Contractor’s compliance with its approved plan. If the Contractor does not follow the approved implementation schedule or correct all resulting system deficiencies noted during the Compliance Review within a reasonable time, the Contracting Officer may take remedial action that may include, but is not limited to, suspension of or reduction in progress payments, or a reduction in fee.

d.

HHS will conduct a Performance Measurement Baseline Review (PMBR). If a pre-award PMBR has not been conducted, a post-award PMBR will be conducted by HHS as early as practicable, but no later than ninety (90) days after contract award. The Contracting Officer may also require a PMBR as part of the exercise of an option or the incorporation of a major modification.

e.

The Contractor shall provide access to all pertinent records and data requested by the Contracting Officer or a duly authorized representative as necessary to permit Government surveillance to ensure that the EVMS conforms, and continues to conform to the requirements referenced in paragraph (a) of this clause.

f.	The Contractor shall require the subcontractors specified below to comply with the requirements of the clause:

ARTICLE H.17.	CONFIDENTIALITY OF INFORMATION

a.

Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.

The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the “Disputes” clause.

c.

If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.	Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.

Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor shall obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

f.	Contracting Officer determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.	The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

ARTICLE H.18.	INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR CONFLICTS OF INTERESTS

The Institution (includes any Contractor, public or private, excluding a Federal agency) shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under BARDA contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest. 45 CFR Part 94 is available at the following Web site: http://www.ecfr.gov/cgi-bin/text-idx?c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51 &idno=45

As required by 45 CFR Part 94, the Institution shall, at a minimum:

a.

Maintain an up-to-date, written, enforceable policy on financial conflicts of interest that complies with 45 CFR Part 94, inform each Investigator of the policy, the Investigator’s reporting responsibilities regarding disclosure of significant financial interests, and the applicable regulation, and make such policy available via a publicly accessible Web site, or if none currently exist, available to any requestor within five business days of a request. A significant financial interest means a financial interest consisting of one or more of the following interests of the Investigator (and those of the Investigator’s spouse and dependent children) that reasonably appears to be related to the Investigator’s institutional responsibilities:

1.

With regard to any publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure and the value of any equity interest in the entity as of the date of disclosure, when aggregated, exceeds $5,000. Included are payments and equity interests;

2.

With regard to any non-publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure, when aggregated, exceeds $5,000, or when the Investigator (or the Investigator’s spouse or dependent children) holds any equity interest; or

3.	Intellectual property rights and interests, upon receipt of income related to such rights and interest.

Significant financial interests do not include the following:

1.

Income from seminars, lectures, or teaching, and service on advisory or review panels for government agencies, Institutions of higher education, academic teaching hospitals, medical centers, or research institutes with an Institution of higher learning; and

2.	Income from investment vehicles, such as mutual funds and retirement accounts, as long as the Investigator does not directly control the investment decisions made in these vehicles.

b.

Require each Investigator to complete training regarding the Institution’s financial conflicts of interest policy prior to engaging in research related to any BARDA funded contract and at least every four years. The Institution must take reasonable steps [see Part 94.4(c)] to ensure that investigators working as collaborators, consultants or subcontractors comply with the regulations.

c.

Designate an official(s) to solicit and review disclosures of significant financial interests from each Investigator who is planning to participate in, or is participating in, the BARDA funded research.

d.

Require that each Investigator who is planning to participate in the BARDA funded research disclose to the Institution’s designated official(s) the Investigator’s significant financial interest (and those of the Investigator’s spouse and dependent children) no later than the date of submission of the Institution’s proposal for BARDA funded research. Require that each Investigator who is participating in the BARDA funded research to submit an updated disclosure of significant financial interests at least annually, in accordance with the specific time period prescribed by the Institution during the period of the award as well as within thirty days of discovering or acquiring a new significant financial interest.

e.

Provide guidelines consistent with the regulations for the designated official(s) to determine whether an Investigator’s significant financial interest is related to BARDA funded research and, if so related, whether the significant financial interest is a financial conflict of interest. An Investigator’s significant financial interest is related to BARDA funded research when the Institution, thorough its designated official(s), reasonably determines that the significant financial interest: Could be affected by the BARDA funded research; or is in an entity whose financial interest could be affected by the research. A financial conflict of interest exists when the Institution, through its designated official(s), reasonably determines that the significant financial interest could directly and significantly affect the design, conduct, or reporting of the BARDA funded research.

f.

Take such actions as necessary to manage financial conflicts of interest, including any financial conflicts of a subcontractor Investigator. Management of an identified financial conflict of interest requires development and implementation of a management plan and, if necessary, a retrospective review and mitigation report pursuant to Part 94.5(a).

g.	Provide initial and ongoing FCOI reports to the Contracting Officer pursuant to Part 94.5(b).

h.

Maintain records relating to all Investigator disclosures of financial interests and the Institution’s review of, and response to, such disclosures, and all actions under the Institution’s policy or retrospective review, if applicable, for at least 3 years from the date of final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

i.	Establish adequate enforcement mechanisms and provide for employee sanctions or other administrative actions to ensure Investigator compliance as appropriate.

j.	Complete the certification in Section K - Representations, Certifications, and Other Statements of Contractors titled “Certification of Institutional Policy on Financial Conflicts of Interest”.

If the failure of an Institution to comply with an Institution’s financial conflicts of interest policy or a financial conflict of interest management plan appears to have biased the design, conduct, or reporting of the BARDA funded research, the Institution must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Institution for further action, which may include directions to the Institution on how to maintain appropriate objectivity in the BARDA funded research project.

The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Institution’s review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Institution’s determination of a financial conflict of interests. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the BARDA funded research to such an extent that further corrective action is needed or that the Institution has not managed the financial conflict of interest in accordance with Part 94.6(b). The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was not managed or reported by the Institution, the Institution shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations.

ARTICLE H.19.	PUBLICATION AND PUBLICITY

The Contractor shall acknowledge the support of the Department of Health and Human Services, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, under Contract No. HHSO100201500028C”

Press Releases:

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money that: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by non-Governmental sources.

ARTICLE H.20.	ACCESS TO DOCUMENTATION/DATA

The Government shall have physical and electronic access to all documentation and data generated under this contract, including: all data documenting Contractor performance, all data generated, all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Contractor commitments and responses. Contractor shall provide the Government with an electronic copy of all correspondence with the FDA within 24 hours of receipt. The Government shall acquire unlimited rights to all data funded under a contract awarded in response to this RFP in accordance with FAR Subpart 27.4 and FAR Clause 52.227-14.

ARTICLE H.21.	DISSEMINATION OF INFORMATION

No information related to data obtained under this contract shall be released or publicized without the prior written consent of the COR, whose approval shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity’ for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

ARTICLE H.22.	DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

ARTICLE H.23.	IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (HHS). HHS reserves the right to review any other data generated under this contract and determined by HHS to be relevant to this contract. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

ARTICLE H.24.	CONFLICT OF INTEREST

The Contractor represents and warrants that, to the best of the Contractor’s knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest, as defined in FAR 2.101 and Subpart 9.5, or that the Contractor has disclosed all such relevant information. Prior to commencement of any work, the Contractor agrees to notify the Contracting Officer promptly that, to the best of its knowledge and belief, no actual or potential conflict of interest exists or to identify to the Contracting Officer any actual or potential conflict of interest the firm may have. In emergency situations, however, work may begin but notification shall be made within five (5) working days. The Contractor agrees that if an actual or potential organizational conflict of interest is identified during performance, the Contractor shall promptly make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict of interest. The Contractor shall continue performance until notified by the Contracting Officer of any contrary action to be taken. Remedies include termination of this contract for convenience, in whole or in part, if the Contracting Officer deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose it or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor from Government contracting, or pursue such other remedies as may be permitted by law or this contract.

ARTICLE H.25.	IN-PROCESS REVIEW

In Process Reviews (IPR) will be conducted at the discretion of the Government to discuss the progression of the milestones. The Government reserves the right to revise the milestones and budget pending the development of the project. Deliverables may be required when the IPRs are conducted. The Contractor’s success in completing the required tasks under each work segment must be demonstrated through the Deliverables and Milestones specified under SECTION F. Those deliverables will constitute the basis for the Government’s decision, at its sole discretion, to proceed with the work segment, or unilaterally institute changes to the work segment, or terminate the work segment.

IPRs may be scheduled at the discretion of the Government to discuss progression of the contract. The Contractor shall provide a presentation following a prescribed template which will be provided by the Government at least 30 days prior to the IPR. The Contractor shall provide a draft presentation to the Contracting Officer at least 10 days prior to the IPR.

ARTICLE H.26.	PRIVACY ACT APPLICABILITY

1)

Notification is hereby given that the Contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The Contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 45 CFR Part 5b, Privacy Act Regulations, may be obtained at http://www.gpoaccess.gov/cfr/index.html

2)	The Project Officer is hereby designated as the official who is responsible for monitoring contractor compliance with the Privacy Act.

3)

The Contractor shall follow the Privacy Act guidance as contained in the Privacy Act System of Records number 09-25-0200. This document may be obtained at the following link: http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm

ARTICLE H.27.	QA AUDIT REPORTS

BARDA reserves the right to participate in QA audits. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•

Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications. The Contractor shall notify the CO and COR reasonably in advance of upcoming QA audit so that Government personnel may participate in person at BARDA’s discretion.

•	Contractor shall notify the COR and CO within 5 business days of report completion.

ARTICLE H.28.	BARDA AUDITS

Contractor shall accommodate periodic or ad hoc site visits by the Government. If the Government, the Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government.

•	If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.

•	COR and CO will review the report and provide a response to the Contractor with 10 business days.

•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

ARTICLE H.29.	SECURITY REPORTING REQUIREMENT

Violations of established security protocols shall be reported to the CO and COR upon discovery within 24 hours of its receipt of any compromise, intrusion, loss or interference of its security processes and procedures. The Contractor shall ensure that all software components that are not required for the operation and maintenance of the database/control system has been removed and/or disabled. The Contractor shall provide to the CO and the COR information appropriate to Information and Information Technology software and service updates and/or workarounds to mitigate all vulnerabilities associated with the data and shall maintain the required level of system security.

The Contractor will investigate violations to determine the cause, extent, loss or compromise of sensitive program information, and corrective actions taken to prevent future violations. The CO in coordination with BARDA will determine the severity of the violation. Any contractual actions resulting from the violation will be determined by the CO.

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses: https://www.acquisition.gov/FAR/ . HHSAR Clauses at: http://www.hhs.gov/policies/hhsar/subpart352.html.

General Clauses for Cost-Reimbursement/Fixed Price Research and Development Contract

(1)	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

Reg	Clause	Date	Clause Title
FAR	52.202-1	Nov 2013	Definitions

FAR	52.203-3	Apr 1984	Gratuities

FAR	52.203-5	May 2014	Covenant Against Contingent Fees

FAR	52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government

FAR	52.203-7	May 2014	Anti-Kickback Procedures

FAR	52.203-8	May 2014	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity

FAR	52.203-10	May 2014	Price or Fee Adjustment for Illegal or Improper Activity

FAR	52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions

FAR	52.203-13	Apr 2010	Contractor Code of Business Ethics and Conduct

FAR	52.203-14	Dec 2007	Display of Hotline Poster(s)

FAR	52.203-17	Apr 2014	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights

FAR	52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper

FAR	52.204-7	Jul 2013	System for Award Management

FAR	52.204-10	Jul 2013	Reporting Executive Compensation and First-Tier Subcontract Awards

FAR	52.204-13	Jul 2013	System for Award Management Maintenance

FAR	52.209-6	Aug 2013	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment

FAR	52.209-10	Dec 2014	Prohibition on Contracting with Inverted Domestic Corporations

FAR	52.210-1	Apr 2011	Market Research

FAR	52.215-2	Oct 2010	Audit and Records – Negotiation

FAR	52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format

FAR	52.215-10	Aug 2011	Price Reduction for Defective Cost or Pricing Data

FAR	52.215-11	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data—Modifications.

FAR	52.215-12	Oct 2010	Subcontractor Certified Cost or Pricing Data

FAR	52.215-13	Oct 2010	Subcontractor Certified Cost or Pricing Data—Modifications

FAR	52.215-15	Oct 2010	Pension Adjustments and Asset Reversions

Reg	Clause	Date	Clause Title
FAR	52.215-18	Jul 2005	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) other than Pensions

FAR	52.215-19	Oct 1997	Notification of Ownership Changes

FAR	52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data -Modifications

FAR	52.215-23	Oct 2009	Limitations on Pass-Through Charges

FAR	52.216-7	Jun 2013	Allowable Cost and Payment

FAR	52.216-8	Jun 2011	Fixed Fee

FAR	52.219-8	Oct 2014	Utilization of Small Business Concerns

FAR	52.219-28	July 2013	Post-Award Small Business Program Representation

FAR	52.222-1	Feb 1997	Notice to the Government of Labor Disputes

FAR	52.222-2	Jul 1990	Payment for Overtime Premiums

FAR	52.222-3	Jun 2003	Convict Labor

FAR	52.222-21	Apr 2015	Prohibition of Segregated Facilities

FAR	52.222-26	Apr 2015	Equal Opportunity

FAR	52.222-35	Jul 2014	Equal Opportunity for Veterans

FAR	52.222-36	Jul 2014	Equal Opportunity for Workers with Disabilities

FAR	52.222-37	Jul 2014	Employment Reports on Veterans

FAR	52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act

FAR	52.222-43	May 2014	Fair Labor Standards Act and Service Contract Labor Standards—Price Adjustment (Multiple Year and Option Contracts)

FAR	52.222-50	Mar 2015	Combating Trafficking in Persons

FAR	52.222-54	Aug 2013	Employment Eligibility Verification

FAR	52.223-6	May 2001	Drug-Free Workplace

FAR	52.223-18	Aug 2011	Encouraging Contractor Policy to Ban Text Messaging While Driving

FAR	52.224-1	April 1984	Privacy Act Notification

FAR	52.224-2	April 1984	Privacy Act

FAR	52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases

FAR	52.227-1	Dec 2007	Authorization and Consent, Alternate 1 (APR 1984)

FAR	52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement

FAR	52.227-3	Apr 1984	Patent Indemnity

FAR	52.227-11	May 2014	Patent Rights – Ownership by the Contractor

FAR	52.227-14	May 2014	Rights in Data - General

FAR	52.228-7	Mar 1996	Insurance – Liability to Third Persons

FAR	52.229-3	Feb 2013	Federal, State and Local Taxes

FAR	52.230-2	May 2014	Cost Accounting Standards

FAR	52.230-6	June 2010	Administration of Cost Accounting Standards

FAR	52.232-1	Apr 1984	Payments

FAR	52.232-2	Apr 1984	Payments under Fixed-Price Research and Development Contracts

FAR	52.232-8	Feb 2002	Discounts for Prompt Payment

FAR	52.232-9	Apr 1984	Limitation on Withholding of Payments

FAR	52.232-11	Apr 1984	Extras

FAR	52.232-17	May 2014	Interest

FAR	52.232-20	Apr 1984	Limitation of Cost

FAR	52.232-23	May 2014	Assignment of Claims

FAR	52.232-25	Jul 2013	Prompt Payment

FAR	52.232-33	Jul 2013	Payment by Electronic Funds Transfer—System for Award Management

Reg	Clause	Date	Clause Title
FAR	52.233-1	May 2014	Disputes

FAR	52.233-3	Aug 1996	Protest After Award, Alternate I

FAR	52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim

FAR	52.242-1	Apr 1984	Notice of Intent to Disallow Costs

FAR	52.242-3	May 2014	Penalties for Unallowable Costs

FAR	52.242-4	Jan 1997	Certification of Final Indirect Costs

FAR	52.242-13	Jul 1995	Bankruptcy

FAR	52.242-15	Aug 1989	Stop Work Order, Alternate I (Aug 1984)

FAR	52.243-1	Aug 1987	Changes - Fixed-Price Alternate V (Apr 1984).

FAR	52.243-2	Aug 1987	Changes—Cost-Reimbursement Alternate V (Apr 1984).

FAR	52.243-7	Apr 1984	Notification of Changes

FAR	52.244-2	Oct 2010	Subcontracts, Alternate 1 (Jun 2007)

FAR	52.244-5	Dec 1996	Competition in Subcontracting

FAR	52.244-6	Apr 2015	Subcontracts for Commercial Items

FAR	52.245-1	Apr 2012	Government Property

FAR	52.245-9	Apr 2012	Use and Charges

FAR	52.246-23	Feb 1997	Limitation of Liability.

FAR	52.246-25	Feb 1997	Limitation of Liability—Services

FAR	52.248-1	Oct 2010	Value Engineering

FAR	52.249-2	Apr 2012	Termination for the Convenience of the Government (Fixed-Price)

FAR	52.249-6	May 2004	Termination (Cost-Reimbursement)

FAR	52.249-8	Apr 1984	Default (Fixed-Price Supply and Service)

FAR	52.249-9	Apr 1984	Default (Fixed-Price Research and Development)

FAR	52.249-14	Apr 1984	Excusable Delays

FAR	52.253-1	Jan 1991	Computer Generated Forms

(2)	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

Reg	Clause	Date	Clause Title
HHSAR	352.202-1	Jan 2006	Definitions - with Alternate paragraph (h)

HHSAR	352.203-70	Mar 2012	Anti-Lobbying

HHSAR	352.216-70	Jan 2006	Additional Cost Principles

HHSAR	352.222-70	Jan 2010	Contractor Cooperation in Equal Employment Opportunity Investigations

HHSAR	352.223-70	Sept 2010	Safety and Health

HHSAR	352.227-70	Jan 2006	Publications and Publicity

HHSAR	352.228-7	Dec 1991	Insurance - Liability to Third Persons

HHSAR	352.231-70	Jan 2006	Salary Rate Limitation

HHSAR	352.231-71	Jan 2001	Pricing of Adjustments

HHSAR	352.233-71	Jan 2006	Litigation and Claims

HHSAR	352.242-70	Jan 2006	Key Personnel

HHSAR	352.242-73	Jan 2006	Withholding of Contract Payments

HHSAR	352.242-74	Apr 1984	Final Decisions on Audit Findings

ARTICLE I.2.	ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1.	FAR 52.215-17, Waiver of Facilities Capital Cost of Money (October 1997).

2.	FAR 52.227-16, Additional Data Requirements (June 1987).

ARTICLE I.3.	ADDITIONAL HHSAR CLAUSES – IN FULL TEXT

352.231-70 Salary rate limitation (August 2012)

1.

Pursuant to the current and applicable prior HHS appropriations acts, the Contractor shall not use contract funds to pay the direct salary of an individual at a rate in excess of the Federal Executive Schedule Level II in effect on the date an expense is incurred.

2.

For purposes of the salary rate limitation, the terms “direct salary,” “salary”, and “institutional base salary”, have the same meaning and are collectively referred to as “direct salary”, in this clause. An individual’s direct salary is the annual compensation that the Contractor pays for an individual’s direct effort (costs) under the contract. Direct salary excludes any income that an individual may be permitted to earn outside of duties to the Contractor. Direct salary also excludes fringe benefits, overhead, and general and administrative expenses (also referred to as indirect costs or facilities and administrative [F&A] costs).

Note: The salary rate limitation does not restrict the salary that an organization may pay an individual working under an HHS contract or order; it merely limits the portion of that salary that may be paid with Federal funds.

1.

The salary rate limitation also applies to individuals under subcontracts. If this is a multiple-year contract or order, it may be subject to unilateral modification by the Contracting Officer to ensure that an individual is not paid at a rate that exceeds the salary rate limitation provision established in the HHS appropriations act in effect when the expense is incurred regardless of the rate initially used to establish contract or order funding.

2.	See the salaries and wages pay tables on the U.S. Office of Personnel Management Web site for Federal Executive Schedule salary levels that apply to the current and prior periods.

ARTICLE I.4.	ADDITIONAL FAR CLAUSES INCLUDED IN FULL TEXT

FAR 52.217-7 Option for Increased Quantity-Separately Priced Line Item (Mar 1989)

The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree.

FAR 52.217-9 Option to Extend the Term of the Contract (Mar 2000)

a.

The Government may extend the term of this contract by written notice to the Contractor within 30 Days provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

b.	If the Government exercises this option, the extended contract shall be considered to include this option clause.

c.	The total duration of this contract, including the exercise of any options under this clause, shall not exceed 8 years.

FAR 52.219-1 Small Business Program Representations (Oct 2014)

a.	1. The North American Industry Classification System (NAICS) code for this acquisition is 541711.

2.	The small business size standard is 500 employees.

3.

The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

b.	Representations.

1.	The Offeror represents as part of its offer that it [X] is, [_] is not a small business concern.

2.

[Complete only if the Offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The Offeror represents, for general statistical purposes, that it [_] is, [X] is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

3.

[Complete only if the Offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The Offeror represents as part of its offer that it [ ] is, [X] is not a women-owned small business concern.

4.

Women-owned small business (WOSB) concern eligible under the WOSB Program. [Complete only if the Offeror represented itself as a women-owned small business concern in paragraph (b)(3) of this provision.] The Offeror represents as part of its offer that—

(i)

It [_] is, [X] is not a WOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and

(ii)

(ii) It [_] is, [X] is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (b)(4)(i) of this provision is accurate for each WOSB concern eligible under the WOSB Program participating in the joint venture. [The offeror shall enter the name or names of the WOSB concern eligible under the WOSB Program and other small businesses that are participating in the joint venture: ____________.] Each WOSB concern eligible under the WOSB Program participating in the joint venture shall submit a separate signed copy of the WOSB representation.

5.

Economically disadvantaged women-owned small business (EDWOSB) concern. [Complete only if the offeror represented itself as a women-owned small business concern eligible under the WOSB Program in (b)(4) of this provision.] The Offeror represents as part of its offer that—

(i)

It [_] is, [X] is not an EDWOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and

(ii)

It [_] is, [X] is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (b)(5)(i) of this provision is accurate for each EDWOSB concern participating in the joint venture. [The Offeror shall enter the name or names of the EDWOSB concern and other small businesses that are participating in the joint venture: ____________.] Each EDWOSB concern participating in the joint venture shall submit a separate signed copy of the EDWOSB representation.

6.

[Complete only if the Offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The Offeror represents as part of its offer that it [_] is, [X] is not a veteran-owned small business concern.

7.

[Complete only if the Offeror represented itself as a veteran-owned small business concern in paragraph (b)(6) of this provision.] The Offeror represents as part of its offer that is [_] is, [_] is not a service-disabled veteran-owned small business concern.

8.	[Complete only if the Offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The Offeror represents, as part of its offer, that –

(i)

It [_] is, [X] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material changes in ownership and control, principal office, or HUBZone employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and

(ii)

It [_] is, [X] is not a HUBZone joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(8)(i) of this provision is accurate for each HUBZone small business concern participating in the HUBZone joint venture. [The offeror shall enter the names of each of the HUBZone small business concerns participating in the HUBZone joint venture: ____________.] Each HUBZone small business concern participating in the HUBZone joint venture shall submit a separate signed copy of the HUBZone representation.

c.	Definitions. As used in this provision—

“Economically disadvantaged women-owned small business (EDWOSB) concern” means a small business concern that is at least 51 percent directly and unconditionally owned by, and the management and daily business operations of which are controlled by, one or more women who are citizens of the United States and who are economically disadvantaged in accordance with 13 CFR part 127. It automatically qualifies as a women-owned small business concern eligible under the WOSB Program. “Service-disabled veteran-owned small business concern”—

1.	Means a small business concern—

(i)

Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii)

The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a service-disabled veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

2.	Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern,” means a concern, including its affiliates that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern—

1.

Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

2.	The management and daily business operations of which are controlled by one or more veterans.

“Women-owned small business concern,” means a small business concern –

1.	That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

2.	Whose management and daily business operations are controlled by one or more women.

“Women-owned small business (WOSB) concern eligible under the WOSB Program (in accordance with 13 CFR part 127),” means a small business concern that is at least 51 percent directly and unconditionally owned by, and the management and daily business operations of which are controlled by, one or more women who are citizens of the United States.

d.	Notice.

1.

If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

2.

Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a business concern that is small, HUBZone small, small disadvantaged, service-disabled veteran-owned small, economically disadvantaged women-owned small, or women-owned small eligible under the WOSB Program in order to obtain a contract to be awarded under the preference programs established pursuant to section 8, 9, 15, 31, and 36 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall –

(i)	Be punished by imposition of fine, imprisonment, or both;

(ii)	Be subject to administrative remedies, including suspension and debarment; and

(iii)	Be ineligible for participation in programs conducted under the authority of the Act.

FAR 52.232-40, Providing Accelerated Payment to Small Business Subcontractors (Dec 2013)

a.

Upon receipt of accelerated payments from the Government, the Contractor shall make accelerated payments to its small business subcontractors under this contract, to the maximum extent practicable and prior to when such payment is otherwise required under the applicable contract or subcontract, after receipt of a proper invoice and all other required documentation from the small business subcontractor.

b.	The acceleration of payments under this clause does not provide any new rights under the Prompt Payment Act.

c.

Include the substance of this clause, including this paragraph (c), in all subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial items.

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, dated September 29, 2015, 18 pages

2.	Invoice/Financing Instructions for Cost-Reimbursement Type Contracts

3.	Invoice Instructions for Fixed-Priced Type Contracts

4.	Sample Invoice Form

5.	Research Patient Care Costs

6.	Report of Government Owned, Contractor Held Property, 1 page.

7.	Form SF-LLL, Disclosure of Lobbying Activities, 2 pages

8.	Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page

Attachment 1 - Statement of Work (SOW)

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to support this acquisition.

Avita Medical BASE SOW

Summary Table

CLIN	WBS1st Level Element	Title	Objectives
0001	1	Project Management	• Establish project management infrastructure • Establish EVM systems • Finalize IMPP • Technical and financial reporting

	2	Non-Clinical Objectives

•  Close gaps in non-clinical data required for PMA module 1 of 3, including biocompatibility, human factors, packaging testing to generate ISO design dossier as an FDA-compliant design history file.

•  Establish appropriate training for use of ReCell in mass casualty setting.

•  Achieve 4-year stability

	3	Clinical Objectives	• Complete pivotal trials (-5 and -6 protocols) and clinical study reports for PMA module 3 of 3.

	4	Regulatory Objectives	• Fulfill Pre-EUA requirements • Modular PMA Submission • Secure Pre-Market Approval (PMA)

	5	Product Development for Mass Casualty/VMI	• Gather requirements for Mass Casualty and VMI • Redesign ReCell packaging and any other subcomponents in order to meet requirements for more efficient VMI and deployment • Complete V&V

	6	QSR Objectives

•  Perform QSR Gap remediation (address all gaps identified) for PMA module 2 of 3.

•  Scale up manufacturing process for ReCell to support USG acquisition and US Market introduction

•  Qualify alternate suppliers, for sustainability

0002	7	Procurement (Initial)	• Execute acquisition contract • Establish VMI • Manage inventory

Overview

Avita’s initial primary objective with the proposed effort is to secure FDA approval for the ReCell device. In order to accomplish this we need (1) a documented design (with documentation and supporting testing -e.g. biocompatibility- done to FDA standards rather than ISO standards), for which the work is done in WBS 2.1.2, 2.1.3, and 2.1.4; (2) an FDA-compliant quality system and documentation of GMP manufacturing: WBS 6.1; and (3) Pivotal Clinical Data: WBS 3.1.

The above-mentioned work is delivered to FDA via PMA modules 1, 2 and 3, respectively (WBS 4.2.2). The PMA modules will require organizing and assembling reports into a standardized format, setting context and drawing overall conclusions. In addition to submission of the PMA modules, Avita will also draft (and get FDA-approval of) a Conditions of Approval study protocol (WBS 3.3.1.1, 4.2.2.4.2), and pass through a panel (of experts) review (WBS 4.2.2.5). Avita will need favorable reviews of the PMA modules, CoA protocol approval, and panel review to get the product approved.

Concurrent with the FDA approval process, there is an Emergency Use pathway, activated in the event of a mass casualty, which would enable FDA to authorize use of an investigational (unapproved) product for life-saving measures. There is “pre-emergency” work that can be done to facilitate a future potential Authorization. (WBS 4.1)

Once there is confidence in EUA status or there is PMA approval, base procurement (WBS 7.1.1) is triggered.

There are several other items that are part of the program in order to ensure success in stockpiling, distributing, and using ReCell during an emergency event:

1.	Training of medics for use of ReCell in mass casualty events (WBS 2.1.1).

2.	Increased shelf-life, with a target of up to 4 years (as supported by stability testing) (WBS 2.3)

3.	VMI planning/implementation (WBS 7.2, 7.3, 7.4)

4.	Optimize product packaging more for palletized storage and VMI, (WBS 5)

5.	Qualifying second sources for key components and for product final assembly (i.e. alternative/supplementary sources for enzyme and a supplement/alternative to Parker) (WBS 6.2.2).

CLIN 0001 - Base Period

1.0	Program Management

1.1	Internal Project Management

WBS# and Title	Milestone	Deliverable
1.1.5 Integrated Master Project Plan	Upon delivery to and acceptance by BARDA	All required elements of this plan as listed in the RFP

1.1.5	Title: Integrated Master Project Plan

Objective/Description of Work: Avita will compile all necessary materials and finalize all aspects of the project related to preparing the Integrated Master Project Plan. This will include finalizing critical path milestones, Work Breakdown Structure (WBS), and Risk Mitigation Plan. The final deliverable of the IMPP will represent the finalization and approval of all project elements between Avita and BARDA.

Milestones:

1.1.5.1	Critical Path Milestones – The critical path milestones are finalized and submitted, reviewed, and approved by BARDA.

1.1.5.2	Work Breakdown Structure – The WBS is finalized and submitted, reviewed, and approved by BARDA for all project activities.

1.1.5.3

Risk Mitigation Plan/Matrix – Any additional elements of risk are identified and all elements of risk are finalized and submitted, reviewed, and approved by BARDA. Risk management plans for each risk are finalized and submitted, reviewed, and approved by BARDA.

Deliverables:

1.1.5	Integrated Master Project Plan – Containing all required elements as listed in the RFP and/or requested by BARDA.

1.1.5.1	Critical Path Milestones – An updated and finalized critical path milestone document.

1.1.5.2	Work Breakdown Schedule – An updated and finalized WBS document. 1.1.5.3 Risk Mitigation Plan/Matrix – An updated and finalized risk mitigation plan/matrix.

1.2	Contract Management

WBS# and Title	Milestone	Deliverable
1.2.2 Reporting	Upon delivery to and acceptance by BARDA	All required reports as listed in the RFP and requested by BARDA

1.2.3 Meetings	BARDA Kick-Off Meeting	Meeting Presentation Materials

1.2.2	Title: Reporting

Objective/Description of Work: Avita will comply with all reporting requirements as outlined and formatted in the RFP and as requested by BARDA. Reporting will include at a minimum monthly progress reports, annual progress reports, annual invention reports, draft final report, and final report. Additional deliverables such as technology packages, experimental protocols, publication, press releases, security reports, or other reports will be provided to BARDA for review prior to initiation of a corresponding work element, deliverable, or FDA submission.

Milestones:

1.2.2.1	Monthly Progress Report – Delivery to and acceptance by BARDA.

1.2.2.2	Annual Progress Report – Delivery to and acceptance by BARDA.

1.2.2.3	Invention Reports – Delivery to and acceptance by BARDA.

1.2.2.4	Draft Final and Final Progress Reports – Delivery to and acceptance by BARDA.

Deliverables:

1.2.2.1

Monthly Progress Report – A report detailing the prior month’s activities and activities planned for the following month. Report will be delivered prior to the 15th of the month following the reporting period.

1.2.2.2

Annual Progress Report – A report summarizing the activities of the period of performance and the activities planned for the upcoming period. Report will be delivered prior to the 30th of the month following the reporting period.

1.2.2.3

Annual/Final Invention Report – A report detailing any intellectual property developed as a result of the work performed during each period of performance and the entire contract period. Report will be delivered in conjunction with the annual progress report.

1.2.2.4

Draft Final and Final Progress Report – The Final Progress Report will include a complete summary of all work performed during the entire contract period of performance. A Draft Final Progress Report will be delivered 45 days prior to contract expiration for BARDA review and comments. A Final Progress Report will be delivered prior to 30 days following contract expiration.

1.2.3	Title: Meetings

Objective/Description of Work: Avita and BARDA will engage in regular meetings to coordinate and review project activities. Meetings will be both face-to-face and teleconference/video conference. The first official meeting will be the face-to-face kick-off meeting, followed by status update meetings on a biweekly/monthly basis, ad hoc teleconferences and site visits, and annual meetings to report on the period of performance activities.

Milestones:

1.2.3.1	Kickoff Meeting with BARDA – The contract is awarded and a face-to- face kickoff meeting is conducted within 30 days of award date.

Deliverables:

1.2.3.2	Kickoff Meeting Presentation Materials – Avita will prepare all necessary presentation materials for the kickoff meeting.

1.4	IMS and EVM

WBS# and Title	Milestone	Deliverable
1.4.2 Performance Measurement Baseline	Performance Measurement Baseline Review (PMBR)	All required components for the PMBR

1.4.3 Integrated Master Schedule	PMBR	Integrated Master Schedule

1.4.4 Monthly Earned Value Performance Report	Delivery to and acceptance by BARDA	Monthly Earned Value Performance Report

1.4.5 Supplemental monthly CAP report	Delivery to and acceptance by BARDA	Supplemental monthly CAP report

1.4.2	Title: Performance Measurement Baseline

Objective/Description of Work: The Performance Measurement Baseline will provide a master schedule of deliverables, costs, and milestones in order to completely cover all items in the SOW. All required components will be submitted to BARDA within 90 days of contract award. BARDA and Avita will mutually agree on the budget, schedule and technical plan baselines as a result of the PMBR.

Milestones:

1.4.2	Performance Measurement Baseline Review – The PMBR plan is submitted and reviewed by BARDA.

Deliverables:

1.4.2

Performance Measurement Baseline Review Plan and Required Components – A plan detailing a schedule of deliverables, costs, milestones, and risks that will serve as the basis for measuring project progress.

1.4.3	Title: Integrated Master Schedule (IMS)

Objective/Description of Work: The IMS will be used to monitor performance of the contract. Avita will develop an IMS in a format approved by BARDA in order to track key milestones, Go/No Go decision gates. The IMS will contain baseline start and finish, forecast start and finish, actual start and finish, predecessor and/or successor. Avita will provide a baseline IMS for the PMBR and monthly updates thereafter.

Milestones:

1.4.2	Integrated Master Schedule is approved by BARDA.

Deliverables:

1.4.3	Integrated Master Schedule – Provided for the PMBR and monthly in order to monitor performance of the contract. The IMS shall be provided at the work package level in MS Project file format.

1.4.4	Title: Monthly Earned Value Performance Report

Objective/Description of Work: The Monthly Earned Value Performance Report will be generated from Avita’s EVMS in order to track any project variances against the baseline. The report will contain technical, schedule, and cost status information in order to identify any issues that may impact project progress and/or cost.

Milestones:

1.4.4	Monthly Earned Value Performance Report – Delivery to and acceptance by BARDA.

Deliverables:

1.4.4	Monthly Earned Value Performance Report – Provided monthly to track project progress according to WBS and EV variance.

1.4.5	Title: Supplemental Monthly CAP Report

Objective/Description of Work: The Supplemental Monthly CAP Report will be generated from Avita’s EVMS and will contain cost information to report on the time phased budget, earned value, and actual costs of work performed. The report will be submitted monthly to BARDA for review.

Milestones:

1.4.5	Supplemental Monthly CAP Report – Delivery to and acceptance by BARDA.

Deliverables:

1.4.5	Supplemental Monthly CAP Report – Provided monthly to detail time phased budget, earned value, and actual costs of work performed as captured by Avita’s EVM systems.

2	Non-Clinical Objectives

2.1	Efficacy and Safet

WBS# and Title	Milestone	Deliverable
2.1.1.1 Updated training resources for mass casualty	Effective training for mass casualty event.	Updated user training documentation

2.1.2 Biocompatibility review	Biocompatibility review complete	Biocompatibility Review Report

2.1.3 Human Factors	FDA requests human factors studies	Human factors studies submitted to FDA

2.1.4 FDA-compliant design documentation	Completion of backup documentation for PMA module 1.	QSR-mandated design control documents and supporting lab test results

2.1.1.1	Title: Updated training resources for mass casualty

Objective/Description of Work: Existing training manuals for use of the ReCell device are designed for a clinical/surgical setting by experienced clinicians. Led by the Director of Education, with support from the Education Specialist, Avita will develop a new training protocol sufficient for a mass casualty event for ReCell to be used by minimally trained personnel that may or may not have burn surgery experience. Target goal will be a one-hour training session to personnel at a trained medic level or higher. New training materials will be submitted to BARDA for review/feedback and then finalized.

Milestones:

2.1.1	Creation of training materials, including video, workshop/online course materials, reference guides, as determined in collaboration with BARDA

Deliverables:

2.1.1.1	Training materials as determined in collaboration with BARDA.

2.1.2	Title: Biocompatibility review complete

Objective/Description of Work: Full biocompatibility is demonstrated for EU and Australia, to ISO standards. The testing work needs to be done to US FDA standards. Results of biocompatibility review will be submitted to BARDA for review/feedback.

Milestones:

2.1.2	Biocompatibility submitted to FDA

Deliverables:

2.1.2	Biocompatibility Review Report draft and final report submitted to BARDA and final report submitted to FDA

2.1.3	Title: Human Factors

Objective/Description of Work: Avita will conduct an evaluation to ensure that the ReCell devices meet usability guidelines when used by the intended user population. Avita will conduct all required studies and submit the results to BARDA for review and feedback. Upon BARDA approval, Avita will submit report to FDA.

Milestones:

2.1.3	Requested data/report submitted to FDA

Deliverables:

2.1.3	As requested by FDA, human factors draft and final reports submitted to BARDA and final data and report submitted to FDA

2.1.4	Title: FDA-Compliant Design Documentation

Objective/Description of Work: Avita’s recent gap analysis for PMA module 1 readiness indicates that in addition to biocompatibility testing Avita will need to create an FDA QSR-compliant design control document package, including backup lab test data and reports, including packaging testing. Avita will provide the various reports to BARDA, as requested, for review and approval prior to sending to FDA.

Milestones:

2.1.4.1	Functional Testing Complete

2.1.4.2	Packaging/Shipping Testing Complete

2.1.4.3	EMI/EMC Testing Complete

2.2	Non-clinical data sufficient for PMA module 1 of 1

Deliverables:

2.1.4	QSR-mandated design control documents and supporting lab test results – Avita will generate a design control document package that will meet current FDA requirements, in support of PMA module 1 of 1

2.3	Stability and Review of Extended Shelf Life

WBS# and Title	Milestone	Deliverable
2.3.1 Stability Plan	Expiration limiting components identified and plan developed to extend to 4-year target	Stability Plan

2.3.6 Stability Report (accelerated aging)	Accelerated aging testing results complete	Stability report

2.3.7 Stability report (real- time aging)	Real-time aging testing results complete	Stability report

2.3.8 Review of extended shelf life	New expiry limits determined	Results report submitted to BARDA

2.3.9 Revisions to labeling	Stability extension submission	Shelf life report and revised labeling submitted to FDA

2.3.1	Title: Stability Plan

Objective/Description of Work: Avita will develop a stability plan that will outline the testing necessary to extend the shelf life of the ReCell unit to 4 years in order to minimize product losses due to expiry. Avita will focus on specific expiration-limiting components (enzyme and buffer, RPU, and nozzle). Avita will design and execute on a stability testing plan to verify stability for extension of shelf life. Reports will be submitted to BARDA detailing the shelf life of ReCell units. Labeling will be modified based on new expiries and submitted to FDA to approval.

Milestones:

2.3.1	Expiration limiting components are identified and a plan is developed to extend ReCell unit to a target of 4-year expiry.

Deliverables:

2.3.1	Stability plan outlining all necessary real-time and accelerated aging testing required to justify expiry.

2.3.6	Title: Stability Report (accelerated aging)

Objective/Description of Work: Following accelerated aging testing, a report will be prepared outlining the product performance. The report will detail whether expiry targets were achieved. If targets were not achieved, a plan will be provided detailing further modifications or a plan for acceptance of a new expiry target. Avita will submit to BARDA for review and comments.

Milestones:

2.3.6	Stability testing results complete.

Deliverables:

2.3.6	Stability report detailing product performance for ReCell components after aging

2.3.7	Title: Stability Report (real-time aging)

Objective/Description of Work: Following real-time aging testing, a report will be prepared outlining the product performance. The report will detail whether expiry targets were achieved. If targets were not achieved, a plan will be provided detailing further modifications or a plan for acceptance of a new expiry target. Avita will submit to BARDA for review and comments.

Milestones:

2.3.7	Stability testing results complete.

Deliverables:

2.3.7	Stability report detailing aged performance for ReCell components

2.3.8	Title: Review of extended shelf life

Objective/Description of Work: Avita will prepare a report for BARDA detailing the changes product shelf life. Avita will report on the plan for accordingly revised product labeling to be submitted to FDA.

Milestones:

2.3.8	Delivery of report of extended shelf life

Deliverables:

2.3.8	Shelf life report delivered to BARDA for review, followed by a report detailing plans for FDA submission, and implications for the VMI.

2.3.9	Title: Revisions to labeling

Objective/Description of Work: Avita will revised the product labeling to reflect new shelf life parameters, and will submit to FDA.

Milestones:

2.3.9	FDA approval of revised product labeling

Deliverables:

2.3.9	New product labeling and FDA submission for review/approval of new product labeling.

3	Clinical

3.1	Pivotal Clinical Trials

WBS# and Title	Milestone	Deliverable
3.1.1.4 Clinical Study Report	CTP001-5 Clinical Study Report (CSR), review complete	CTP001-5 Clinical Study Report (CSR), review/submit to FDA

3.1.2.6.1 Statistical Analysis (9mo)	Statistical analysis complete	CTP001-6 Tables, Listings & Figures (i.e. Statistical analysis output)

3.1.2.6.2 Clinical Study Report (9mo)	CTP001-6 Initial (9-months) CSR complete	CTP001-6 Initial (9-months) CSR, review (PMA module 3 of 3)

3.1.2.6.4 Statistical Analysis (12mo)	Statistical analysis complete	CTP001-6 Tables, Listings & Figures (i.e. Statistical analysis output)

3.1.2.6.5 Clinical Study Report (12mo)	CTP001-6 Final (12-months) CSR complete	CTP001-6 Final (12-months) CSR, review

3.1.2.8	Title: Final CSR Review; Sufficiency for FDA submission

Objective/Description of Work: Pivotal Clinical Trials encompass two ongoing clinical protocols: CTP001-5 (deep partial-thickness) and CTP001-6 (mixed depth including full-thickness). Both studies show definitive closure using less donor skin with ReCell as compared to standard care, and are also looking at long-term scar outcomes. The clinical study report (CSR) from CTP001-6 is the primary component of PMA module 3 of 3. All CSR reports, statistical analysis results, and final CSR reviews will be submitted to BARDA for review and comment prior to submitting to FDA.

Milestones:

3.1.1.1	Last subject last visit for CTP001-5 (complete)

3.1.1.4	Clinical Study Report complete for CTP001-5

3.1.2.1.1	FDA Statistical Analysis Plan submitted and approved by FDA for CTP001-6 (complete)

3.1.2.3.2	Last subject last visit for CTP001-6

3.1.2.6.4	CRO completes 9-month statistical analysis for PMA module 3 of 3.

3.1.2.8	Final CSR review complete and data is determined to be sufficient for FDA submission

Deliverables:

3.1.1.4	CTP001-5 Clinical Study Report (CSR)

3.1.2.6.1	CTP001-6 9-month Tables, Listings & Figures (i.e. Statistical analysis output)

3.1.2.6.2	CTP001-6 Initial (9-months) CSR (for PMA module 3 of 3)

3.1.2.6.4	CTP001-6 12-month Tables, Listings & Figures (i.e. Statistical analysis output)

3.1.2.6.5	CTP001-6 Final (12-months) CSR

4	Regulatory

4.1	Pre-Emergency Use Authorization

WBS# and Title	Milestone	Deliverable
4.1 Pre-Emergency Use Authorization	Avita completes all submissions needed for EUA	All data requested by BARDA to obtain pre-EUA

4.1	Title: Pre-Emergency Use Authorization

Objective/Description of Work: Avita will support BARDA/HHS in obtaining a Pre-Emergency Use Authorization for the ReCell device. All required studies, reviews, reports, and analyses will be provided as requested.

Milestones:

4.1	Avita completes all submissions needed for EUA

Deliverables:

4.1	Submission to BARDA/HHS of all required materials needed for Pre-EUA.

4.2	Premarket Approval (PMA)

WBS# and Title	Milestone	Deliverable
4.2.2.1.4 Module 1 Submission	Module 1 package assembled	Module 1 package to FDA

4.2.2.2.4 Module 2 Submission	Module 2 package assembled	Module 2 package to FDA

4.2.2.3.4 Module 3 Submission	Module 3 package assembled	Module 3 package to FDA

4.2.2.5.3 Create action plan to address panel recommendations	FDA Panel Meeting	Action Plan

4.2.2.1.4	Title: Module 1 PMA Submission

Objective/Description of Work: Avita will prepare a complete PMA package with modular submissions for FDA review and approval. The PMA package will consist of three PMA modules. Module 1 will focus on non-clinical data.

Milestones:

4.2.2.1.4	Module 1 package assembled

Deliverables:

4.2.2.1.4	Module 1 submission to FDA – Module 1 includes biocompatibility, human factors, shipping/packaging validation, EMI/EMC, and all other required non-clinical data.

4.2.2.2.4	Title: Module 2 PMA Submission

Objective/Description of Work: Avita will prepare a complete PMA package for FDA approval. The PMA package will consist of three PMA modules. Module 2 will focus on manufacturing data.

Milestones:

4.2.2.2.4	Module 2 package assembled

Deliverables:

4.2.2.2.4	Module 2 submission to FDA – Submission will include the principles of operation, quality system and manufacturing documentation, sterilization, shelf-life information, and packaging information.

4.2.2.3.4	Title: Module 3 PMA Submission

Objective/Description of Work: Avita will prepare a complete PMA package for FDA approval. The PMA package will consist of three PMA modules. Module 3 will focus on clinical data. Module 3 will be submitted to BARDA for review and approval, followed by submission to FDA.

Milestone:

4.2.2.3.4	Module 3 package assembled and approved by BARDA

Deliverables:

4.2.2.3.4	Module 3 submission to FDA – Submission will include the CTP001-6 clinical data labels and manuals, draft post-marketing plan (CoA study protocol) and bibliography.

5	Product Development for mass casualty/VMI

5.1	Requirement Gathering, 5.2 Product Design, 5.3 Systems Requirements and Design Review, and 5.4 CDC Quality Agreement

WBS# and Title	Milestone	Deliverable
5.3 Systems Requirements (VMI optimization) and Design Review	Review of VMI optimized product design package complete	Product optimized for VMI Design Package

5.4 CDC Quality Agreement	Executed CDC Quality Agreement	CDC Quality Agreement

5.3, 5.4 Title: Systems Requirements (VMI optimization) and Design Review

Objective/Description of Work: In order to develop a product ready for manufacturing and stockpiling, Avita will work with BARDA to first gather the requirements for DFM/DFA, inventory management and any other requirements. Based on the requirements, Avita will initiate Product Design to all ensure the product will meet specifications. This includes design and review for any changed or affected part: Components, Subassembly, Product System, and Packaging Design. Document package will be sent to BARDA for review. Avita will work with CDC to establish a quality agreement, if required.

Milestones:

5.1	Requirements document compiled from BARDA

5.2.1.2	Component Design Review complete

5.2.2.2	Subassembly Design Review complete

5.2.3.2	Product System Design Review complete

5.2.4.2	Packaging Design Review complete

5.3	Full systems requirements and design review complete and approved by BARDA

5.4	If required, establish quality agreement with CDC for supporting VMI

Deliverables:

5.3	System Requirements and Design Review – A system requirements and design review report will be submitted to BARDA containing the requirements and the design changes made to meet those requirements.

5.4	Agreed upon CDC quality agreement for supporting VMI (if required)

5.5	Verification and Validation

WBS# and Title	Milestone	Deliverable
5.5 Verification and Validation Report	V&V verifies product meets specifications and requirements	V&V Report

5.5	Title: Verification and Validation Report

Objective/Description of Work: Verification & Validation are used to verify that the product meets the specifications and requirements and address the intended purpose. Verification demonstrates that the product meets specification and Validation demonstrates fitness of use for the intended purpose. Once V&V results are positive, the product is ready to release to manufacturing. Avita will submit a report to BARDA detailing the results of the V&V analysis.

Milestones:

5.5	Testing and analysis indicate that the product meets specification and intended purpose.

Deliverables:

5.5	V&V Report - Avita will submit a report to BARDA detailing the results of the V&V analysis.

6	QSR

6.1	Quality System Preparedness

WBS# and Title	Milestone	Deliverable
6.1.3 3rd Party Audit	Audit completed	QSR Audit Report

6.1.3	Title: 3rd Party Audit

Objective/Description of Work: The US FDA Quality System Regulation (QSR) describes the environment under which medical device firms must operate. This task involves preparing the Avita quality systems for FDA review and inspection, and verifying compliance with FDA requirements. Avita hired an external 3rd party auditor to complete a QSR gap analysis. Following the audit a gap assessment was prepared and presented to Avita from the 3rd party auditor. Avita will develop a Gap Corrective Action plan to address any gaps identified. This will support PMA submission. Once the corrective action plan has been implemented and changes are in place a mock audit will be performed by a 3rd party auditor in preparation for an expected FDA inspection during PMA review.

Milestones:

6.1.1	Gap Assessment

6.1.2	Gap corrective action performed and all systems brought into compliance

6.1.3	Mock QSR audit

Deliverables:

6.1.3	QSR 3rd Party Audit Report - Avita will submit a report to BARDA detailing the results of the final QSR audit.

6.2	Commercial Manufacturin

WBS# and Title	Milestone	Deliverable
6.2.1 Commercialization Plan and Gap Analysis	Completion of commercialization plans	Final Commercialization Plan

6.2.2.4 Validation Report	IQ/OQ/PQ process validations complete	Validation Report

6.2.1	Title: Commercialization Plan and Gap Analysis

Objective/Description of Work: Perform a gap analysis to assess commercialization readiness and draft a commercialization plan in support of market entry. Tasks include, as necessary, establishing SKU#, Supply chain and vendor qualifications, raw material inventory, sterilization, packaging, and labeling, and lot release.

Milestones:

6.2.1.1	Commercialization Gap Assessment completed

6.2.1.2	Commercialization Plan Draft created, reviewed with BARDA

6.2.1.3	Commercialization Plan finalized.

Deliverables:

6.2.1.1	Commercialization Gap Assessment Report

6.2.1.2	Commercialization Plan draft and final versions reviewed and submitted to BARDA.

6.2.2.4	Title: Validation Report

Objective/Description of Work: Process validation involves the collection and evaluation of data from the processes used to produce the product. Avita’s commercial manufacturer will lead the effort in manufacturing, under close supervision and collaboration with Avita. Sterile packaging will be a primary focus of the validation effort to ensure repeatable package integrity and valid sterilization processes. Process validations will include IQ/OQ/PQ and final validation. Avita will present a final report detailing the results of the validation analysis.

Milestones:

6.2.2.1	IQ, Installation Qualification complete

6.2.2.2	OQ, Operation Qualification complete

6.2.2.3	PQ, Process Qualification complete

Deliverables:

6.2.2.4	Validation Report - Avita will submit a report to BARDA detailing the results of the process validation analysis.

CLIN 0002 – Base Period

7	Procurement

7.1	Acquisition

WBS# and Title	Milestone	Deliverable
7.1.1.2 Product Manufacturing	Order Received	Initial Product

7.1.1.3 Deploy product to VMI sites	Product shipped to sites	Product deployed

7.1.1.2	Title: Product Manufacturing

Objective/Description of Work: Upon authorization from BARDA, Avita will cause the production and delivery of ReCell devices. Upon receiving the order Avita will authorize the manufacturer to procure supplies for the manufacture of the devices and preparing designated inventory locations.

Milestones:

7.1.1.1	Order Received

7.1.1.2	Delivery of specified quantity of units to VMI.

Deliverables:

7.1.1.2	Initial Product – Upon receiving the procurement order from BARDA, Avita will manufacture ReCell devices.

7.1.1.3	Product integrated into VMI and available for deployment

7.2	VMI Remote inventory management system

WBS# and Title	Milestone	Deliverable
7.2.1 - Gather VMI Requirements	All VMI requirements agreed upon with BARDA	VMI Requirements Document

7.2.1	Title: Gather VMI Requirements

Objective/Description of Work: Avita will work with USG to identify all VMI requirements, and prepare a document detailing the requirements.

Milestones:

7.2.1	All VMI requirements agreed upon with BARDA

Deliverables:

7.2.1	VMI Requirements Document – Report detailing the agreed upon requirements for VMI.

7.3	Sustainment/Stockpile Management

WBS# and Title	Milestone	Deliverable
7.4.1 Inventory Management	Quarterly inventory reports	Inventory Management Report

7.3.1	Title: Inventory Management

Objective/Description of Work: Inventory management encompasses activities that occur after the inventory is on site and the inventory system is in operation. The purpose is to ensure ongoing compliance with the stockpiling requirements, and manage replenishment to ensure unit availability in emergency situations. Site environments will continue to be monitored through the lifetime of the contract for compliance with environmental requirements, and inventory controls will be followed. Site performance will be monitored periodically, supplemented by BARDA site visits. Plans will be executed to replenish expiring goods and units will be reworked as needed to maintain currency. Avita will present to BARDA Inventory Management Reports detailing the status and activities at all VMI locations at a frequency determined appropriate by BARDA and Avita.

Milestones:

7.3.1	Quarterly inventory reports

Deliverables:

7.3.1	Inventory Management Report

Avita Medical OPTION SOW

Summary Table

CLIN	WBS 1st Level Element	Title	Objectives
0003	3	CoA Study	• Complete Post-Approval (conditions of approval) study, as required by FDA

0004	3, 4	Pediatric Studies	• Complete pediatric clinical trials per FDA requirements and BARDA guidance

0005	7	Procurement (Surge)	• Execute acquisition contract • Expand VMI as necessary

Overview

Avita has defined three option periods covering the Conditions of Approval (CoA) study after FDA approval of the ReCell Device (CLIN 0003), a Pediatric study to expand the indications for ReCell for a broader pediatric demographic, if necessary, for ReCell (CLIN 0004), and for the procurement of additional ReCell devices beyond the initial acquisition (CLIN0005). Note: Updated SOW(s) will be provided to BARDA based on FDA feedback to support the execution of each CLIN. The accompanying budget(s) will also be updated to align with the revised SOW(s).

The purpose of the CoA, CLIN 0003, is to provide longer-term evaluation of the ReCell device after FDA approval, in order to track and confirm that any post-market commitments are addressed by Avita.

The purpose of the Pediatric Study, CLIN 0004, is to expand the approved range of patients for ReCell, specifically for pediatric patients, beyond those originally approved during the PMA process. The specific study design and objectives will be based on the PMA approval outcomes as well as consultation with BARDA, and will be intended to expand the range of patients able to be treated by ReCell.

Surge acquisition, CLIN 0005, will support additional acquisition of ReCell devices by BARDA, CDC, or other stakeholders.

CLIN 0003 – Option – CoA Study

3	Clinical

3.3	Post approval (Condition of Approval Stud

WBS# and Title	Milestone	Deliverable
3.3.1.2 Submit protocol to BARDA for review	Protocol developed	Study Protocol

3.3.6.1 Statistical analysis	Statistical analysis complete	Tables, Listings & Figures (i.e. Statistical analysis output)

3.3.6.2 Clinical study report	CSR complete	CSR, review/submit to FDA

3.3.6.4	Title: Final CoA CSR Review; Sufficiency for FDA submission

Objective/Description of Work: Post approval (COA study) will be carried out if an additional study is required by FDA as a condition of PMA approval. If a COA study is required, a new clinical study will need to be prepared and approved, including protocol with inclusion and exclusion criteria, endpoints, and IDE application written and submitted, FDA approval of the IDE, local IRB approval, clinical study site agreements, and local ethics approvals. The study protocol and all CSR reports, statistical analysis results, and final CSR reviews will be submitted to BARDA for review and comment prior to submitting to FDA.

Milestones:

3.3.1.1	Protocol developed

3.3.2.2	Last subject last visit

3.3.6.1	CRO completes statistical analysis

3.3.6.2	Final CSR review complete and data is determined to be sufficient for FDA submission

Deliverables:

3.3.1.2	Study Protocol submitted to BARDA

3.3.6.1	Tables, Listings & Figures (i.e. Statistical analysis output)

3.3.6.2	CSR, review/submit to FDA

CLIN 0004 – Option – Pediatric Study

3	Clinical

3.2	Pediatric Study for Expanded Labelin

WBS# and Title	Milestone	Deliverable
3.2.1.2 Submit protocol to BARDA for review	Protocol developed	Study protocol

3.2.6.1 Statistical Analysis	Statistical analysis complete	Tables, Listings & Figures (i.e. Statistical analysis output)

3.2.6.2 Clinical Study Report	CSR complete	CSR, review/submit to FDA

3.2.8	Title: Final Pediatric CSR Review; Sufficiency for FDA submission

Objective/Description of Work: Pediatric study for expanded labeling will be carried out if requested by the BARDA to study younger children. If a pediatric study is required, a new clinical study will need to be prepared and approved, including protocol with inclusion and exclusion criteria, endpoints, and IDE application written and submitted, FDA approval of the IDE, local IRB approval, clinical study site agreements, and local ethics approvals. The study protocol and all CSR reports, statistical analysis results, and final CSR reviews will be submitted to BARDA for review and comment prior to submitting to FDA.

Milestones:

3.2.1.1	Protocol developed

3.2.3.1	Last subject last visit

3.2.6.1	CRO completes statistical analysis

3.2.6.2	Final CSR review complete and data is determined to be sufficient for FDA submission

Deliverables:

3.2.1.2	Clinical Study Protocol

3.2.6.1	Tables, Listings & Figures (i.e. Statistical analysis output)

3.2.6.2	Clinical Study Report (CSR)

4	Regulatory

4.2.5	Pediatric Indication

WBS# and Title	Milestone	Deliverable
4.2.5.1 Pediatric IDE	FDA approval of pediatric IDE	Pediatric IDE application

4.2.5.3 Pediatric PMA supplement	FDA approval of expanded indication for pediatrics	Submission for Pediatric label expansion

4.2.5	Title: Pediatric Indication

Objective/Description of Work: Avita will make the regulatory filings with FDA for both a pediatric IDE clinical trial and a PMA supplement for expansion of labeling for pediatric indication.

Milestones:

4.2.5.2	FDA approval of pediatric IDE study

4.2.5.4	FDA approval of pediatric indication

Deliverables:

4.1.5.1	Pediatric IDE application.

4.2.5.3	PMA supplement for pediatric indication

CLIN 0005 – Procurement (Surge)

7	Procurement

7.1	Acquisition

WBS# and Title	Milestone	Deliverable
7.1.2.2 Product Manufacturing	Order Received	Additional product to meet surge capacity

7.1.1.2	Title: Product Manufacturing

Objective/Description of Work: BARDA would authorize the surge procurement order to acquire additional ReCell devices beyond the initial order. Upon receiving the order Avita would authorize the manufacturer to begin acquiring supplies for the manufacture of the additional devices.

Milestones:

7.1.2.1	Order Received

Deliverables:

7.1.2.2

Surge Capacity Product – Upon receiving the procurement order from BARDA, Avita will manufacture ReCell devices according to the additional products required to meet surge capacity. Product will be deployed to designated VMI locations.

ATTACHMENT #2

INVOICE/FINANCING REQUEST INSTRUCTIONS - FOR COST-REIMBURSEMENT TYPE CONTRACTS

Format: Payment requests shall be submitted on the Contractor’s self-generated form in the manner and format prescribed herein and as illustrated in the Sample Invoice/Financing Request. Standard Form 1034, Public Voucher for Purchases and Services Other Than Personal, may be used in lieu of the Contractor’s self-generated form provided it contains all of the information shown on the Sample Invoice/Financing Request. DO NOT include a cover letter with the payment request.

Number of Copies: Payment requests shall be submitted in the quantity specified in the Invoice Submission Instructions in Section G of the Contract Schedule.

Frequency: Payment requests shall not be submitted more frequently than once every two weeks in accordance with the Allowable Cost and Payment Clause incorporated into this contract. Small business concerns may submit invoices/financing requests more frequently than every two weeks when authorized by the Contracting Officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by pre-contract cost provisions.

Billing of Costs Incurred: If billed costs include (1) costs of a prior billing period, but not previously billed, or (2) costs incurred during the contract period and claimed after the contract period has expired, the Contractor shall site the amount(s) and month(s) in which it incurred such costs.

Contractor’s Fiscal Year: Payment requests shall be prepared in such a manner that the Government can identify costs claimed with the Contractor’s fiscal year.

Currency: All BARDA contracts are expressed in United States dollars. When the Government pays in a currency other than United States dollars, billings shall be expressed, and payment by the Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the Contracting Officer’s approval, including those set forth in an Advance Understanding in the contract, shall be identified and reference the Contracting Officer’s Authorization (COA) Number. In addition, the Contractor shall show any cost set forth in an Advance Understanding as a separate line item on the payment request.

Invoice/Financing Request Identification: Each payment request shall be identified as either:

(a)	Interim Invoice/Contract Financing Request: These are interim payment requests submitted during the contract performance period.

(b)

Completion Invoice: The completion invoice shall be submitted promptly upon completion of the work, but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which the contract is physically complete (whichever date is later). The Contractor shall submit the completion invoice when all costs have been assigned to the contract and it completes all performance provisions.

(c)	Final Invoice: A final invoice may be required after the amounts owed have been settled between the Government and the Contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The Contractor shall furnish the information set forth in the instructions below. The instructions are keyed to the entries on the Sample Invoice/Financing Request.

(a)	Designated Billing Office Name and Address: Enter the designated billing office name and address, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(b)

Contractor’s Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number: Show the Contractor’s name and address exactly as they appear in the contract, along with the name, title, phone number, and e-mail address of the person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent. Provide the Contractor’s Vendor Identification Number (VIN), and Data Universal Numbering System (DUNS) number or DUNS+4. The DUNS number must identify the Contractor’s name and address exactly as stated on the face page of the contract. When an approved assignment has been made by the Contractor, or a different payee has been designated, provide the same information for the payee as is required for the Contractor (i.e., name, address, point of contact, VIN, and DUNS).

(c)	Invoice/Financing Request Number: Insert the appropriate serial number of the payment request.

(d)	Date Invoice/Financing Request Prepared: Insert the date the payment request is prepared.

(e)	Contract Number and Order Number (if applicable): Insert the contract number and order number (if applicable).

(f)	Effective Date: Insert the effective date of the contract or if billing under an order, the effective date of the order.

(g)

Total Estimated Cost of Contract/Order: Insert the total estimated cost of the contract, exclusive of fixed-fee. If billing under an order, insert the total estimated cost of the order, exclusive of fixed-fee. For incrementally funded contracts/orders, enter the amount currently obligated and available for payment.

(h)	Total Fixed-Fee: Insert the total fixed-fee (where applicable) or the portion of the fixed-fee applicable to a particular invoice as defined in the contract.

(i)

Two-Way/Three-Way Match: Identify whether payment is to be made using a two-way or three-way match. To determine required payment method, refer to the Invoice Submission Instructions in Section G of the Contract Schedule.

(j)	Office of Acquisitions: Insert the name of the Office of Acquisitions, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(k)	Central Point of Distribution: Insert the Central Point of Distribution, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(l)	Billing Period: Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(m)

Amount Billed - Current Period: Insert the amount claimed for the current billing period by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(n)

Amount Billed - Cumulative: Insert the cumulative amounts claimed by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(o)	Direct Costs: Insert the major cost elements. For each element, consider the application of the paragraph entitled “Costs Requiring Prior Approval” on page 1 of these instructions.

(1)

Direct Labor: Include salaries and wages paid (or accrued) for direct performance of the contract. List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), breakdown by task performed by personnel, and amount claimed.

(2)	Fringe Benefits: List any fringe benefits applicable to direct labor and billed as a direct cost. Do not include in this category fringe benefits that are included in indirect costs.

(3)

Accountable Personal Property: Include any property having a unit acquisition cost of $5,000 or more, with a life expectancy of more than two years, and sensitive property regardless of cost (see the HHS Contractor’s Guide for Control of Government Property)(e.g. personal computers). Note this is not permitted for reimbursement without pre-authorization from the CO.

On a separate sheet of paper attached to the payment request, list each item for which reimbursement is requested. Include reference to the following (as applicable):

•	Item number for the specific piece of equipment listed in the Property Schedule, and

•	COA number, if the equipment is not covered by the Property Schedule.

The Contracting Officer may require the Contractor to provide further itemization of property having specific limitations set forth in the contract.

(4)	Materials and Supplies: Include all consumable material and supplies regardless of amount. Detailed line-item breakdown (e.g. receipts, quotes, etc.) is required.

(5)	Premium Pay: List remuneration in excess of the basic hourly rate.

(6)	Consultant Fee: List fees paid to consultants. Identify consultant by name or category as set forth in the contract or COA, as well as the effort (i.e., number of hours, days, etc.) and rate billed.

(7)

Travel: Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

(8)

Subcontract Costs: List subcontractor(s) by name and amount billed. Provide subcontract invoices/receipts as backup documentation. If subcontract is of the cost-reimbursement variety, detailed breakdown will be required. Regardless, include backup documentation (e.g. subcontractor invoices, quotes, etc.).

(9)

Other: Include all other direct costs not fitting into an aforementioned category. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(p)	Cost of Money (COM): Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed, if applicable.

(q)	Indirect Costs: Identify the indirect cost base (IDC), indirect cost rate, and amount billed for each indirect cost category.

(r)	Fixed-Fee: Cite the formula or method of computation for fixed-fee, if applicable. The fixed-fee must be claimed as provided for by the contract.

(s)	Total Amounts Claimed: Insert the total amounts claimed for the current and cumulative periods.

(t)	Adjustments: Include amounts conceded by the Contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(u)	Grand Totals

(v)

Certification of Salary Rate Limitation: If required by the contract (see Invoice Submission Instructions in Section G of the Contract Schedule), the Contractor shall include the following certification at the bottom of the payment request:

“I hereby certify that the salaries billed in this payment request are in compliance with the Salary Rate Limitation Provisions in Section H of the contract.”

**Note the Contracting Officer may require the Contractor to submit detailed support for costs claimed on payment requests. Every cost must be determined to be allocable, reasonable, and allowable per FAR Part 31.

ATTACHMENT #3

INVOICE/FINANCING REQUEST INSTRUCTIONS FOR FIXED PRICE TYPE CONTRACTS

General The Contractor shall submit vouchers or invoices as prescribed herein.

Format Standard Form l034, Public Voucher for Purchases and Services Other Than Personal, and Standard Form l035, Public Voucher for Purchases and Services Other than Personal—Continuation Sheet, and the payee’s letterhead or self-designed form should be used to submit claims for reimbursement.

Number of Copies: As indicated in the contract.

Frequency Invoices submitted in accordance with the Payment Clause shall be submitted monthly upon delivery of goods or services unless otherwise authorized by the Contracting Officer.

Preparation and Itemization of the Invoice The invoice shall be prepared as follows:

(a) Designated Billing Office and address:

HHS/ASPR/BARDA

330 Independence Ave, Room G640

Washington DC 20201

ATTN: Contracting Officer

(b) Invoice Number

(c) Date of Invoice

(d) Contract number and date

(e) Payee’s name and address. Show the Contractor’s name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the Contractor, or a different payee has been designated, then insert the name and address of the payee instead of the Contractor.

(f) Description of goods or services, quantity, unit price, (where appropriate), and total amount.

(g) Charges for freight or express shipments other than F.O.B. destination. (If shipped by freight or express and charges are more than $25, attach prepaid bill.)

(h) Equipment - If there is a contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased or include a completed form HHS-565, Report of Capitalized Nonexpendable Equipment.

Currency: Where payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

ATTACHMENT #4 - SAMPLE INVOICE FORM

Company Name

Designated Billing Office Name and Address:

DHHS/OS/ASPR/AMCG

Attn: Contracting Officer

200 C St., S.W.

Washington, D.C. 20201

Contractor’s Address and Contact Information:

POC: Name of accountant or COO or signatory authority for invoice

Title:

Phone:

E-Mail:

TIN:

DUNS #:

Invoice/Finance Number:

Date Invoice Prepared:

Contract No. and Title:

Effective Date & Period of Performance:

Total Estimated Cost of Order:

Office of Acquisitions:

Contracting Officer (insert name here)

Office of Acquisitions Management, Contracts, and Grants (AMCG)

Central Point of Distribution:

This invoice represents reimbursable costs for the period from

Expenditure Category		Amount Billed
		Current	Cumulative	Contract Value
Direct Costs:
Direct Labor
Fringe Benefits	0.00%
Total Labor Costs:
Overhead	0.00%
Travel
Subcontracts
Consultant Fees
Materials and Supplies
Other
Total Direct Costs
G&A Rate	0.00%
Subtotal:
Fixed Fee	0.0
Total Amount Claimed
Adjustments
Grand Total		$—

I Certify that all payments are for appropriate purposes and in accordance with the contract.

Name/signature of signatory authority for invoicing

ATTACHMENT #5

RESEARCH PATIENT CARE COSTS

(a)	Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b)

Patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine patient care costs. Patient care rates or amounts shall be established by the Secretary of HHS or his duly authorized representative.

(c)

Prior to submitting an invoice for patient care costs under this contract, the Contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for patient care.

(d)	The Contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e)	Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

Attachment 6

REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD PROPERTY

CONTRACTOR:	CONTRACT NUMBER:

ADDRESS:	REPORT DATE:
ADDRESS1:
ADDRESS2:	FISCAL YEAR:
CITY:
STATE:
ZIP:

	BEGINNING OF PERIOD		ADJUSTMENTS			END OF PERIOD
CLASSIFICATION	#ITEMS	VALUE	GFP ADDED	CAP ADDED	DELETIONS	#ITEMS	VALUE
LAND >=$25K
LAND <$25K
OTHER REAL >=$25K
OTHER REAL <$25K
PROPERTY UNDER CONST >=$25K
PROPERTY UNDER CONST <$25K
PLANT EQUIP >=$25K
PLANT EQUIP <$25K
SPECIAL TOOLING >=$25K
SPECIAL TOOLING <$25K
SPECIAL TEST EQUIP >=$25K
SPECIAL TEST EQUIP <$25K
AGENCY PECULIAR >=$25K
AGENCY PECULIAR <$25K
MATERIAL >=$25K (CUMULATIVE)
PROPERTY UNDER MFR >=$25K
PROPERTY UNDER MFR <$25K

SIGNED BY:

SIGNATURE	DATE SIGNED:

NAME PRINTED	Email

TITLE	TELEPHONE

Report of Government Owned, Contractor Held Property (Rev 10/2014)

Attachment 7

DISCLOSURE OF LOBBYING ACTIVITIES    Approved by OMB

Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352    0348-0046 (See reverse for public burden disclosure.)

1. Type of Federal Action: a. contract b. grant c. cooperative agreement d. loan e. loan guarantee f. loan insurance	2. Status of Federal Action: a. bid/offer/application b. initial award c. post-award	3. Report Type: a. initial filing b. material change For Material Change Only: year quarter date of last report

4. Name and Address of Reporting Entity: ☐ Prime ☐ Subawardee Tier ______, if known: Congressional District, if known:	5. If Reporting Entity in No. 4 is a Subawardee, Enter Name and Address of Prime: Congressional District, if known:

6. Federal Department/Agency:	7. Federal Program Name/Description: CFDA Number, if applicable:

8. Federal Action Number, if known:	9. Award Amount, if known: $

10.a. Name and Address of Lobbying Registrant (if individual, last name, first name, MI):	b. Individuals Performing Services (including address if different from No. 10a) (last name, first name, MI):

11.  Information requested through this form is authorized by title 31 U.S.C. section 1352. This disclosure of lobbying activities is a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into. This disclosure is required pursuant to 31 U.S.C. 1352. This information will be available for public inspection. Any person who fails to file the required disclosure shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

Signature: Print Name: Title: Telephone No.: Date:

Federal Use Only:	Authorized for Local Reproduction Standard Form LLL (Rev. 7-97)

PRINT

INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES

This disclosure form shall be completed by the reporting entity, whether subawardee or prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreementto make payment to any lobbying entity for influencing or attempting to influence an officer or employeeof any agency, a Member of Congress, an officer or employee of Congress, or an employeeof a Memberof Congress in connection with a covered Federal action. Complete all items that applyfor both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1.	Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2.	Identify the status of the covered Federal action.

3.

Identify the appropriate classification of this report. If this is a followup report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4.

Enter the full name, address, city, State and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the 1st tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5.

If the organization filing the report in item 4 checks “Subawardee,” then enter the full name, address, city, State and zip code of the prime Federal recipient. Include Congressional District, if known.

6.

Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7.

Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8.

Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number; Invitation for Bid (IFB) number; grant announcement number; the contract, grant, or loan award number; the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., “RFP-DE-90-001.”

9.

For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10.

(a) Enter the full name, address, city, State and zip code of the lobbying registrant under the Lobbying Disclosure Act of 1995 engaged by the reporting entity identified in item 4 to influence the covered Federal action.

(b)	Enter the full names of the individual(s) performing services, and include full address if different from 10 (a). Enter Last Name, First Name, and Middle Initial (MI).

11.	The certifying official shall sign and date the form, print his/her name, title, and telephone number.

According to the Paperwork Reduction Act, as amended, no persons are required to respond to a collection of information unless it displays a valid OMB Control Number. The valid OMB control number for this information collection is OMB No. 0348-0046. Public reporting burden for this collection of information is estimated to average 10 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget, Paperwork Reduction Project (0348-0046), Washington, DC 20503.

Cumulative Inclusion Enrollment Report

This report format should NOT be used for collecting data from study participants.

Study Title:

Comments:

Racial Categories	Ethnic Categories									Total
	Not Hispanic or Latino			Hispanic or Latino			Unknown/Not Reported Ethnicity
	Female	Male	Unknown/ Not Reported	Female	Male	Unknown/ Not Reported	Female	Male	Unknown/ Not Reported
American Indian/Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More Than One Race
Unknown or Not Reported
Total

PHS 398 / PHS 2590 (Rev. 08/12 Approved Through 8/31/2015)	Page	OMB No. 0925-0001/0002 Cumulative Inclusion Enrollment Report